Filed pursuant to Rule 433(d)
Registration Statement No. 333-138237

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
The information in this free wr iting prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.
The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

CMLTI 2007-AMC4

Term Sheet	Date Prepared: June 7, 2007

Citigroup Mortgage Loan Trust 2007-AMC4 Asset-Backed Certificates,

Series 2007-AMC4

Approximate Total Offered Size:   $666,408,000
Citigroup Global Markets Realty Corp.
Seller
AMC Mortgage Company, LLC
Servicer
Countrywide Home Loan Servicing LP
Backup Servicer
Wells Fargo Bank, N.A.
Master Servicer
Citigroup Mortgage Loan Trust Inc.
Depositor

Tranche	Amount(1)	Int. Type(2) / Class	Initial Credit Enhancement(4)	Ratings (S&P/Moodys)		WAL (Call/ Mat)(3)	Window (Call/ Mat)(3)
OFFERED CERTIFICATES
Class A-2A	227,215,000	FLT/SR/SEQ	27.15% (4)	AAA	Aaa	1.00/1.00	1-22/1-22
Class A-2B	71,500,000	FLT/SR/SEQ	27.15% (4)	AAA	Aaa	2.00/2.00	22-28/22-28
Class A-2C	60,196,000	FLT/SR/SEQ	27.15% (4)	AAA	Aaa	3.00/3.00	28-65/28-65
Class A-2D	40,971,000	FLT/SR/SEQ	27.15% (4)	AAA	Aaa	6.66/8.37	65-84/65-193
Class M-1	53,671,000	Floating / Mezz	22.75% (4)	AA+	Aaa	5.26/5.81	50-84/50-172
Class M-2	58,550,000	Floating / Mezz	17.95% (4)	AA	Aa1	4.99/5.52	45-84/45-165
Class M-3	17,687,000	Floating / Mezz	16.50% (4)	AA-	Aa2	4.88/5.40	44-84/44-156
Class M-4	18,297,000	Floating / Mezz	15.00% (4)	A+	Aa2	4.84/5.35	43-84/43-153
Class M-5	17,077,000	Floating / Mezz	13.60% (4)	A	Aa3	4.81/5.31	42-84/42-150
Class M-6	13,418,000	Floating / Mezz	12.50% (4)	A-	Aa3	4.79/5.28	41-84/41-146
Class M-7	17,077,000	Floating / Mezz	11.10% (4)	BBB+	A1	4.76/5.24	41-84/41-143
Class M-8	15,248,000	Floating / Mezz	9.85% (4)	BBB	A2	4.74/5.21	40-84/40-139
Class M-9	23,176,000	Floating / Mezz	7.95% (4)	BBB-	Baa1	4.72/5.16	39-81/39-134
Class M-10	22,566,000	Floating / Mezz	6.10% (4)	BB+	Baa2	4.70/5.10	38-84/38-127
Class M-11	9,759,000	Floating / Mezz	5.30% (4)	BB	Baa2	Not Marketed Hereby
NON-OFFERED CERTIFICATES
Class A-1	488,743,000	FLT/SR/PT	27.15% (4)	AAA	Aaa

(1)   Certificate sizes are subject to change (+/- 10%)

(2)   The Class A Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by 1.5x following the Optional Termination Date

(3) Based on Pricing Prepayment Assumption
(4) Includes Overcollateralization

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	June [ ], 2007
Rating Agencies:	S&P / Moody’s	Expected Settlement Date:	June 29, 2007
Trustee:	U.S. Bank, National Association	Trust Administrator	Citibank N.A.

For Further Information:

Mortgage Finance Perry Defelice (212) 723-1153 Venkat Veerubhotla (212) 723-6662 Ranie Guo (212) 723-6557	MBS Trading Stephen Weinstein (212) 723-5648 Phil Seares (212) 723-6325 Supriya Bajoria (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386 Noel Doromal (212) 723-9026 Tai Wu (212) 723-5859

*All numbers are preliminary and subject to change.

Registration Statement No. 333-138237

This term sheet constitutes ABS informational and computational material used in reliance on Rule 167 of the Securities Act of 1933, as amended.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this termsheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This termsheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this termsheet is preliminary and is subject to completion or change.

The information in this termsheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar termsheet relating to these securities.

This termsheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this termsheet may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

The information in this termsheet may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This termsheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this termsheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust, Series 2007-AMC4

Offered Certificates:
Approximately $399,882,000 senior floating-rate certificates (the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates) and approximately $266,526,000 mezzanine floating-rate certificates (the Class M-1, Class M-2 , Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates).

Non-Offered Certificates:	Class A-1, Class CE, Class P, Class R and Class R-X Certificates

Class A Certificates:	The Group I and the Group II Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

Group I Certificates:	Class A-1 Certificates which evidence interests in the Group I Mortgage Loans.

Group II Certificates:	Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates which evidence interests in the Group II Mortgage Loans.

Seller:	Citigroup Global Markets Realty Corp.

Originators:	Argent Mortgage Company, LLC with respect to approximately 90.41% of the Mortgage Loans and Ameriquest Mortgage Company with respect to approximately 9.59% of the Mortgage Loans.

Servicer:	AMC Mortgage Company, LLC

Backup Servicer:
Countrywide Home Loans Servicing LP

Countrywide Home Loans currently has a Servicer Quality rating of  SQ1 by Moodys and a rating of  “Strong” by S&P as a Primary Servicer of subprime residential mortgage loans.

Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.

Depositor:	Citigroup Mortgage Loan Trust, Inc.

Credit Risk Manager:
Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicer regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trustee:	U.S. Bank, N.A.

Cap Provider and Swap Provider:	Citibank N.A.

Mortgage Loans:
5,343 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $1,219,801,042. To the extent that the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date is less than such amount, the aggregate Certificate Principal Balance of the Class A and Class M Certificates will be reduced and to the extent that the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date is greater than such amount, the aggregate Certificate Principal Balance of the Class A and Class M Certificates will be increased. For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as follows:

Group I Mortgage Loans: 3,309 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $670,889,581 with principal balances at origination that conform to principal balance limits of  Freddie Mac.

Group II Mortgage Loans: 2,034 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $548,911,461 with principal balances at origination that may or may not conform to principal balance limits of  Freddie Mac.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 5%.

Closing Date:	On or about June 29, 2007.

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing July 25, 2007

Cut-Off Date:	June 1, 2007.

Payment Delay:	The Offered Certificates have a 0 day delay.

Day Count:	The Offered Certificates are Actual/360.

Administrative Fee Rate:
Sum of the Servicing Fee and Credit Risk Manager Fee equal to 0.24% per annum.
For purposes of modeling assumptions the Credit Risk Manager Fee has been assumed as 0.0135%, and the total fee has been assumed as 0.520%

Denomination:	$25,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be May 2037.

SMMEA Eligibility:	Some of the Offered Certificates will be SMMEA eligible.

ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible subject to certain investor-based exemptions.

Tax Status:
Each Offered Certificate will be treated as representing a REMIC regular interest and the right to receive Excess Interest as a result of any application of the related Net WAC Cap for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure

Prepayment Assumption:
Adjustable-Rate Mortgage Loans: 5.0% CPR in month 1, building to 27.0% CPR by month 12; 27.0% CPR for months 13-23; 60.0% CPR for months 24-27; 30.0% CPR for months 28 and thereafter.

Fixed-rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

Pass-Through Rate:
➢  The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
•  (1) the Formula Rate
•  (2) the related Net WAC Cap for that Distribution Date

➢  The Formula Rate for the Class A and Class M Certificates is as follows:
•  On or prior to the Optional Termination Date:  The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates (the “Initial Margin”) and (ii) the related Maximum Cap Rate.
•  After the Optional Termination Date:  The lesser of (i)1-Month LIBOR plus 2x the Initial Margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the Initial Margin for the Class M Certificates and (ii) the related maximum cap rate.

Net WAC Cap:
Group I Certificates:  For any Distribution Date and the Group I Certificates, the Group I Net WAC Cap will equal (x) the weighted average Net Mortgage Rates of the Group I Mortgage Loans, minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider by the Trust(in the case of any such Swap Termination Payment only if such Swap Termination Payment only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to any such Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Group I Mortgage Loans, multiplied by 12.  The Group I Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Group II Certificates: For any Distribution Date and the Group II Certificates, the Group II Net WAC Cap will equal (x) the weighted average Net Mortgage Rates of the Group II Mortgage Loans, minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider by the Trust(in the case of any such Swap Termination Payment only if such Swap Termination Payment only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to any such Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Group II Mortgage Loans, multiplied by 12. The Group II Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Class M Certificates:  For any Distribution Date and the Class M Certificates, the Class M Net WAC Cap is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current certificate principal balance of the related Class A Certificates) of (i) the Net WAC Cap for the Group I Certificates and (ii) the Net WAC Cap for the Group II Certificates.  The Class M Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date and

(a) the Group I Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group I Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period minus the Net Swap Payment (as defined in the Swap Agreement) or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a per annum rate of  Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust divided by the aggregate principal balance of the Mortgage Loans,

(b) the Group II Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group II Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period minus the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a per annum rate of  Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust divided by the aggregate principal balance of the Mortgage Loans,

(c) the Mezzanine Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Maximum Cap Rate for the Group I Certificates and (ii) the Maximum Cap Rate for the Group II Certificates.

Maximum Net Mortgage Rate:
The Maximum Net Mortgage Rate on any mortgage loan is equal to the then applicable maximum mortgage rate (or the mortgage rate in the case of any fixed-rate mortgage loan) minus the Administrative Fee Rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the related Mortgage Loans plus any Excess Interest from the Mortgage Loans required to maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately 54.30% of the current principal balance of the related Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Group I Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)    the principal portion of all scheduled monthly payments on the Group I Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)   the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)      the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group I Mortgage Loans.

Group II Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)        the principal portion of all scheduled monthly payments on the Group II Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)       the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)      the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group II Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans.  If such call is exercised, the Class A and Class M Certificateholders are entitled, to the extent of funds available, to:
➢  Outstanding principal balance of the Class A and Class M Certificates
➢  Current interest accrued on such balance at the related Pass-Through Rate
➢  Interest previously earned but not paid (if any)
➢  “LIBOR Carryover Amount” (if any)

LIBOR Carryover Amount:
The excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the related Net WAC Cap, plus the unpaid portion of any such excess from prior Distribution Dates plus interest accrued thereon at the respective Formula Rate.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(x)    the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for prior Distribution Dates, over the amount in respect of interest actually distributed on each class on prior Distribution Dates and
(y)   interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the related Net WAC Cap. Excess Interest includes any amounts received by the trust under the Interest Rate Cap Agreement and Swap Agreement for that Distribution Date.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing
(x) the sum of:
(i) the aggregate Certificate Principal Balance of the Class M Certificates, and
(ii) the overcollateralization amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable therefrom to the Servicer, the Trustee, the Trust Administrator, the Credit Risk Manager or the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event) of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:
On any Distribution Date, (A) the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount plus (B) the lesser of (1) Excess Interest and (2) Overcollateralization Deficiency amounts minus (C) any Overcollateralization Release Amount.

Group I Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group I Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group I Certificates over (ii) the lesser of (a) approximately 45.70% of the outstanding principal balance of the Group I Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group I Mortgage Loans as of the cut-off date.

Group II Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group II Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group II Certificates over (ii) the lesser of (a) approximately 45.70% of the outstanding principal balance of the Group II Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the cut-off date.

All distributions of principal to the Group II Certificates on any Distribution Date will be distributed first to the Class A-2A Certificates, second to the Class A-2B Certificates, third to the Class A-2C Certificates and fourth to the Class A-2D Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Group II Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of more senior Certificates after distribution of more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off date.

Cap Agreement:
On the Closing Date, the Trustee will enter into a Cap Agreement with the Cap Provider for the benefit of the Class A Certificates and Class M Certificates. Pursuant to the Cap Agreement, the Cap Provider will agree to make payments to the trust on the Distribution Dates occurring in October 2007 through and including June 2008 equal to the product of (a) a per annum rate equal to the excess, if any, of (i) one-month LIBOR (as determined pursuant to the Cap Agreement), over (ii) 5.50% and (b) the notional balance for such Distribution Date as set forth on page 18 herein and (c) the actual number of days in the related Interest Accrual Period divided by 360.

Swap Agreement
On the Closing Date, the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee for the Supplemental Interest Trust) will enter into a Swap Agreement with the Swap Provider. Under the Swap Agreement, on each Distribution Date, occurring in July 2008 (i) the trust shall be obligated to pay to the Swap Provider a strike rate of 5.327% per annum times a notional amount equal to the related swap notional amount set forth in the schedule on page 19 and (ii) the trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR on the notional balance in each case as accrued during the related swap accrual period, until the swap is retired.

Only the net amount of the two obligations above will be paid by the appropriate party. Upon early termination of the Swap Agreement, the trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:
1.     First, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event, as defined in the Swap Agreement) owed to the Swap Provider.
2.     From the Interest Remittance Amount for each group, to pay interest on the related Class A Certificates on a pro-rata basis based on the entitlement of such class, including any accrued unpaid interest from a prior Distribution Date, (first from the related loan group, then from the other loan group if necessary), and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.
3.     Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Ditribution Amount will be distributed as follows:
a)    To pay the Group I Principal Distribution Amount to the Group I Certificates and to pay the Group II Principal Distribution Amount to the Group II Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group II Certificates will be distributed sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under “Group II Principal Distribution Amount”). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group.
b)        To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balance of each such class has been reduced to zero.
4.     On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)   To pay the Group I and Group II Principal Distribution Amounts to the Group I and Group II Certificates, respectively until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group II Certificates will be distributed sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Group II Principal Distribution Amount). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group as necessary.
b)   To pay the respective Class M Principal Distribution Amount, sequentially to the respective Class M Certificates until each such class is reduced to zero.
5.     From Excess Interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary  to maintain the required level of credit support in the following order of priority:
a.  Class A Certificates
b.  Class M Certificates, sequentially
6.      From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
7.      From Excess Interest, if any, to pay allocated Realized Loss Amounts on the Class M Certificates, sequentially.
8.     From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:
a.  to the Class A Certificates, on a pro rata basis based first on outstanding certificate principal balance and second on such remaining undistributed LIBOR Carryover Amounts,
b.  sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class
9.     To pay certain swap termination payments (caused by a Swap Provider Trigger Event)  to the Swap Provider.
10.   To pay the funds from the Swap Agreement  pursuant to the priorities set forth under Swap Agreement Payments below.
11.   To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.
12.   To the holders of the Class R Certificates, any remaining amounts

CREDIT ENHANCEMENT SUMMARY

Swap Agreement Payments:
Payments received under the Interest Rate Swap Agreement  will be distributed on each Distribution Date in the following order of priority:
1)    to the Swap Provider, any net swap payments and certain swap termination payments (other than a defaulted swap termination payment) owed to the Swap Provider for such Distribution Date
2)    To cover Interest Carry Forward Amounts on the Class A Certificates.
3)    To make distributions as set forth in clauses (5) through (8) above under Payment Priority to the extent remaining undistributed.
4)    Any remaining amounts to the Class CE Certificates.

Cap Agreement Payments:
Payments received under the Interest Rate Cap Agreement  will be distributed on each Distribution Date in the following order of priority:
 1)        to the Swap Provider, any net swap payments and certain swap termination payments (other than a defaulted swap termination payment) owed to the Swap Provider for such Distribution Date
 2)       To cover Interest Carry Forward Amounts on the Class A Certificates.
         3)       To make distributions as set forth in clauses (5) through (8) above under Payment Priority to the extent remaining undistributed.
         4)       Any remaining amounts to the Class CE Certificates.

Stepdown Date:
The earlier to occur of:
(i)  the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and
(ii) the later to occur of:
(x)  the 37th Distribution Date and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:
(i) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date	Percentage
July 2009 through June 2010	1.60%for the first month plus an additional 1/12th of 1.95% for each month thereafter
July 2010 through June 2011	3.55%for the first month plus an additional 1/12th of 2.10% for each month thereafter
July 2011 through June 2012	5.65%for the first month plus an additional 1/12th of 1.65%% for each month thereafter
July 2012 through June 2013	7.30%for the first month plus an additional 1/12th of 0.95% for each month thereafter
July 2013 and thereafter	8.25%

(ii) If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds [29.47]% of the Senior Enhancement Percentage.

60+ Day Delinquent Loan:
The percentage obtained  by  dividing  (x) the aggregate Stated Principal  Balance  of  (i)  Mortgage  Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy and Delinquent 60 days or more),  (ii) REO Properties and (iii) Mortgage Loans in foreclosure by (y) the aggregate Stated Principal Balance of the  Mortgage Loans, in each case, calculated prior to taking into account  payments  of  principal  on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination ➢ In addition, the certificates will have the benefit of the Cap Agreement

Class	Initial Credit Support*/**	Target Credit Support**
A	27.15%	54.30%
M-1	22.75%	45.50%
M-2	17.95%	35.90%
M-3	16.50%	33.00%
M-4	15.00%	30.00%
M-5	13.60%	27.20%
M-6	12.50%	25.00%
M-7	11.10%	22.20%
M-8	9.85%	19.70%
M-9	7.95%	15.90%
M-10	6.10%	12.20%
M-11	5.30%	10.60%
* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A , Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:	As of any Distribution Date, the excess, if any, of:
(x) the Targeted Overcollateralization Amount for such Distribution Date over

(y)  the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:	As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:

(x)   the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately 5.30% of the principal balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 10.60% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:	Realized losses on the Mortgage Loans will be applied:

Ø First to reduce the Excess Interest, any cap proceeds received under the cap agreement, net swap payments received under the Swap Agreement that are available for this purpose and overcollateralization amount

Ø Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
Ø In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicer must advance delinquent payments of principal and interest on the mortgage loans.

Compensating Interest:	The Servicer is obligated to offset any Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent of one-half of its Servicing Fee for each Distribution Date.

Net WAC Cap and Effective Maximum Rate for the Group II Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.75	8.75	43	9.26	17.59
2	7.34	7.34	44	9.26	17.59
3	7.34	7.34	45	10.08	18.56
4	7.58	19.99	46	9.30	17.89
5	7.34	19.67	47	9.60	18.15
6	7.58	19.82	48	9.29	17.80
7	7.34	19.46	49	9.60	18.00
8	7.34	19.33	50	9.29	17.67
9	7.84	19.68	51	9.29	17.64
10	7.34	19.02	52	9.59	17.93
11	7.58	19.11	53	9.28	17.59
12	7.34	18.71	54	9.58	17.81
13	7.57	18.93	55	9.27	17.46
14	7.34	18.65	56	9.27	17.41
15	7.34	18.49	57	9.82	17.98
16	7.58	18.45	58	9.26	17.40
17	7.34	18.18	59	9.56	17.64
18	7.59	18.13	60	9.25	17.28
19	7.36	17.82	61	9.55	17.51
20	7.47	17.66	62	9.24	10.91
21	8.39	18.17	63	9.23	10.90
22	8.20	17.89	64	9.53	11.26
23	8.55	17.99	65	9.22	10.88
24	8.27	17.66	66	9.52	11.24
25	8.54	17.67	67	9.21	10.86
26	8.30	17.38	68	9.21	10.85
27	8.42	17.37	69	10.19	12.01
28	8.86	17.56	70	9.19	10.84
29	8.60	17.23	71	9.50	11.19
30	8.88	17.24	72	9.18	10.82
31	8.61	16.84	73	9.48	11.17
32	8.67	16.68	74	9.17	10.80
33	9.59	17.29	75	9.17	10.79
34	9.09	16.58	76	9.47	11.14
35	9.43	17.10	77	9.16	10.77
36	9.12	17.07	78	9.46	11.12
37	9.42	17.51	79	9.15	10.75
38	9.14	17.46	80	9.14	10.74
39	9.19	17.59	81	10.11	11.88
40	9.57	18.01	82	9.13	10.72
41	9.27	17.74	83	9.43	11.06
42	9.57	17.91	84	9.12	10.70

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.32% and 5.40% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes payments from Cap Agreement if any.

Net WAC Cap and Effective Maximum Rate for the Class M Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.75	8.75	43	9.06	17.41
2	7.34	7.34	44	9.06	17.40
3	7.33	7.33	45	9.85	18.33
4	7.58	19.99	46	9.08	17.68
5	7.33	19.67	47	9.38	17.93
6	7.58	19.81	48	9.08	17.59
7	7.33	19.46	49	9.37	17.79
8	7.33	19.32	50	9.07	17.47
9	7.84	19.68	51	9.07	17.45
10	7.33	19.02	52	9.37	17.74
11	7.58	19.10	53	9.06	17.42
12	7.33	18.70	54	9.35	17.62
13	7.57	18.92	55	9.05	17.28
14	7.33	18.65	56	9.04	17.24
15	7.33	18.49	57	9.58	17.80
16	7.57	18.44	58	9.03	17.24
17	7.33	18.17	59	9.33	17.48
18	7.58	18.12	60	9.02	17.13
19	7.36	17.82	61	9.31	17.35
20	7.45	17.64	62	9.01	10.76
21	8.31	18.08	63	9.00	10.75
22	8.08	17.78	64	9.30	11.10
23	8.42	17.86	65	8.99	10.73
24	8.14	17.53	66	9.29	11.07
25	8.41	17.54	67	8.98	10.71
26	8.17	17.25	68	8.98	10.70
27	8.27	17.20	69	9.93	11.83
28	8.67	17.37	70	8.96	10.67
29	8.42	17.05	71	9.26	11.02
30	8.69	17.05	72	8.95	10.65
31	8.44	16.67	73	9.24	11.00
32	8.49	16.51	74	8.94	10.63
33	9.38	17.08	75	8.93	10.62
34	8.89	16.41	76	9.23	10.96
35	9.24	16.92	77	8.92	10.60
36	8.94	16.90	78	9.21	10.94
37	9.24	17.34	79	8.91	10.58
38	8.96	17.30	80	8.91	10.57
39	9.00	17.40	81	9.85	11.69
40	9.36	17.81	82	8.89	10.55
41	9.07	17.56	83	9.18	10.89
42	9.36	17.72	84	8.88	10.53

Assumptions:
 (1)  Assumes 1mLIBOR and 6mLIBOR stays at 5.32%  and 5.40%  respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes payments from Cap Agreement if any.

Cap Agreement Schedule, Strike=  5.50 % for all Periods.

Period	Notional Balance ($)
1	0.00
2	0.00
3	0.00
4	1,005,094,657.55
5	982,361,611.96
6	956,908,865.65
7	928,849,698.68
8	898,409,290.91
9	866,064,262.78
10	833,320,471.71
11	801,414,111.82
12	770,610,374.78

Swap Agreement Schedule, Strike= 5.327% for all Periods.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	0.00	35	231,015,307.61
2	0.00	36	231,015,307.61
3	0.00	37	231,015,307.61
4	0.00	38	227,965,820.25
5	0.00	39	219,545,668.78
6	0.00	40	211,452,650.14
7	0.00	41	203,673,808.81
8	0.00	42	196,196,026.62
9	0.00	43	189,007,031.36
10	0.00	44	182,095,186.86
11	0.00	45	175,449,352.81
12	0.00	46	169,058,878.40
13	740,870,695.46	47	162,913,562.00
14	712,157,871.27	48	157,003,472.80
15	684,421,503.88	49	151,319,164.97
16	657,551,142.89	50	145,851,620.43
17	631,530,547.13	51	140,592,203.13
18	605,805,830.13	52	135,532,642.45
19	578,653,736.27	53	130,665,006.22
20	546,154,265.89	54	125,981,616.35
21	508,024,107.01	55	121,475,143.55
22	471,010,984.38	56	117,138,503.05
23	437,292,970.67	57	112,964,307.51
24	407,453,367.51	58	108,942,903.67
25	383,241,544.46	59	105,065,457.02
26	364,561,714.54	60	101,332,496.30
27	347,692,493.17	61	97,739,278.47
28	331,437,714.84
29	315,744,735.10
30	300,294,141.01
31	284,613,203.19
32	267,954,492.38
33	249,249,100.18
34	231,015,307.61

Sensitivity Analysis – To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.71	2.26	1.17	0.93
Principal Window (mos)	1 - 322	1 - 194	1 - 27	1 - 22
Principal Window End (date)	Apr-34	Aug-23	Sep-09	Apr-09

A-2A
WAL (yrs)	1.72	1.00	0.71	0.55
Principal Window (mos)	1 - 42	1 - 22	1 - 16	1 - 12
Principal Window End (date)	Dec-10	Apr-09	Oct-08	Jun-08

A-2B
WAL (yrs)	4.36	2.00	1.54	1.15
Principal Window (mos)	42 - 70	22 - 28	16 - 21	12 - 16
Principal Window End (date)	Apr-13	Oct-09	Mar-09	Oct-08

A-2C
WAL (yrs)	8.24	3.00	1.81	1.50
Principal Window (mos)	70 - 137	28 - 65	21 - 23	16 - 20
Principal Window End (date)	Nov-18	Nov-12	May-09	Feb-09

A-2D
WAL (yrs)	16.52	8.37	2.04	1.76
Principal Window (mos)	137 - 322	65 - 193	23 - 27	20 - 22
Principal Window End (date)	Apr-34	Jul-23	Sep-09	Apr-09

M-1
WAL (yrs)	10.35	5.81	6.29	4.36
Principal Window (mos)	54 - 303	50 - 172	27 - 122	~22 - 85
Principal Window End (date)	Sep-32	Oct-21	Aug-17	Jul-14

M-2
WAL (yrs)	10.33	5.52	4.39	3.20
Principal Window (mos)	54 - 296	45 - 165	42 - 103	31 - 72
Principal Window End (date)	Feb-32	Mar-21	Jan-16	Jun-13

M-3
WAL (yrs)	10.31	5.40	3.94	2.88
Principal Window (mos)	54 - 286	44 - 156	40 - 97	30 - 68
Principal Window End (date)	Apr-31	Jun-20	Jul-15	Feb-13

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis – To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	10.30	5.35	3.81	2.79
Principal Window (mos)	54 - 282	43 - 153	38 - 95	28 - 67
Principal Window End (date)	Dec-30	Mar-20	May-15	Jan-13

M-5
WAL (yrs)	10.29	5.31	3.70	2.71
Principal Window (mos)	54 - 278	42 - 150	36 - 93	27 - 65
Principal Window End (date)	Aug-30	Dec-19	Mar-15	Nov-12

M-6
WAL (yrs)	10.28	5.28	3.62	2.67
Principal Window (mos)	54 - 273	41 - 146	35 - 90	27 - 63
Principal Window End (date)	Mar-30	Aug-19	Dec-14	Sep-12

M-7
WAL (yrs)	10.26	5.24	3.55	2.61
Principal Window (mos)	54 - 269	41 - 143	34 - 88	26 - 62
Principal Window End (date)	Nov-29	May-19	Oct-14	Aug-12

M-8
WAL (yrs)	10.24	5.21	3.48	2.56
Principal Window (mos)	54 - 263	40 - 139	33 - 85	25 - 60
Principal Window End (date)	May-29	Jan-19	Jul-14	Jun-12

M-9
WAL (yrs)	10.20	5.16	3.41	2.52
Principal Window (mos)	54 - 257	39 - 134	32 - 83	24 - 58
Principal Window End (date)	Nov-28	Aug-18	May-14	Apr-12

M-10
WAL (yrs)	10.13	5.10	3.32	2.47
Principal Window (mos)	54 - 245	38 - 127	30 - 77	24 - 55
Principal Window End (date)	Nov-27	Jan-18	Nov-13	Jan-12

M-11
WAL (yrs)	10.05	5.02	3.25	2.45
Principal Window (mos)	54 - 229	38 - 117	30 - 71	23 - 50
Principal Window End (date)	Jul-26	Mar-17	May-13	Aug-11

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis – To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.42	2.08	1.17	0.93
Principal Window (mos)	1 - 172	1 - 84	1 - 27	1 - 22
Principal Window End (date)	Oct-21	Jun-14	Sep-09	Apr-09

A-2A
WAL (yrs)	1.72	1.00	0.71	0.55
Principal Window (mos)	1 - 42	1 - 22	1 - 16	1 - 12
Principal Window End (date)	Dec-10	Apr-09	Oct-08	Jun-08

A-2B
WAL (yrs)	4.36	2.00	1.54	1.15
Principal Window (mos)	42 - 70	22 - 28	16 - 21	12 - 16
Principal Window End (date)	Apr-13	Oct-09	Mar-09	Oct-08

A-2C
WAL (yrs)	8.24	3.00	1.81	1.50
Principal Window (mos)	70 - 137	28 - 65	21 - 23	16 - 20
Principal Window End (date)	Nov-18	Nov-12	May-09	Feb-09

A-2D
WAL (yrs)	13.70	6.66	2.04	1.76
Principal Window (mos)	137 - 172	65 - 84	23 - 27	20 - 22
Principal Window End (date)	Oct-21	Jun-14	Sep-09	Apr-09

M-1
WAL (yrs)	9.44	5.26	4.08	2.88
Principal Window (mos)	54 - 172	50 - 84	27 - 50	22 - 36
Principal Window End (date)	Oct-21	Jun-14	Aug-11	Jun-10

M-2
WAL (yrs)	9.44	4.99	3.98	2.90
Principal Window (mos)	54 - 172	45 - 84	42 - 50	31 - 36
Principal Window End (date)	Oct-21	Jun-14	Aug-11	Jun-10

M-3
WAL (yrs)	9.44	4.88	3.60	2.65
Principal Window (mos)	54 - 172	44 - 84	40 - 50	30 - 36
Principal Window End (date)	Oct-21	Jun-14	Aug-11	Jun-10

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis – To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	9.44	4.84	3.47	2.56
Principal Window (mos)	54 - 172	43 - 84	38 - 50	28 - 36
Principal Window End (date)	Oct-21	Jun-14	Aug-11	Jun-10

M-5
WAL (yrs)	9.44	4.81	3.37	2.49
Principal Window (mos)	54 - 172	42 - 84	36 - 50	27 - 36
Principal Window End (date)	Oct-21	Jun-14	Aug-11	Jun-10

M-6
WAL (yrs)	9.44	4.79	3.30	2.45
Principal Window (mos)	54 - 172	41 - 84	35 - 50	27 - 36
Principal Window End (date)	Oct-21	Jun-14	Aug-11	Jun-10

M-7
WAL (yrs)	9.44	4.76	3.24	2.40
Principal Window (mos)	54 - 172	41 - 84	34 - 50	26 - 36
Principal Window End (date)	Oct-21	Jun-14	Aug-11	Jun-10

M-8
WAL (yrs)	9.44	4.74	3.18	2.36
Principal Window (mos)	54 - 172	40 - 84	33 - 50	25 - 36
Principal Window End (date)	Oct-21	Jun-14	Aug-11	Jun-10

M-9
WAL (yrs)	9.44	4.72	3.13	2.33
Principal Window (mos)	54 - 172	39 - 84	32 - 50	24 - 36
Principal Window End (date)	Oct-21	Jun-14	Aug-11	Jun-10

M-10
WAL (yrs)	9.44	4.70	3.06	2.30
Principal Window (mos)	54 - 172	38 - 84	30 - 50	24 - 36
Principal Window End (date)	Oct-21	Jun-14	Aug-11	Jun-10

M-11
WAL (yrs)	9.44	4.68	3.03	2.3
Principal Window (mos)	54 - 172	38 - 84	30 - 50	23 - 36
Principal Window End (date)	Oct-21	Jun-14	Aug-11	Jun-10

Assumptions:
1. Prepayments are capped at 85% CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	2.95	29	3.41	57	4.18
2	2.08	30	3.48	58	3.98
3	2.08	31	3.43	59	4.07
4	2.25	32	3.50	60	3.97
5	2.08	33	3.91	61	4.06
6	2.25	34	3.92	62	3.88
7	2.09	35	4.08	63	3.87
8	2.09	36	4.00	64	4.04
9	2.42	37	4.09	65	3.86
10	2.10	38	3.88	66	4.03
11	2.26	39	3.83	67	3.85
12	2.10	40	4.03	68	3.84
13	2.26	41	3.99	69	4.36
14	2.24	42	4.09	70	3.83
15	2.24	43	4.01	71	4.00
16	2.28	44	4.01	72	3.82
17	2.25	45	4.28	73	3.99
18	2.29	46	4.03	74	3.81
19	2.28	47	4.12	75	3.80
20	2.38	48	4.02	76	3.97
21	2.82	49	4.11	77	3.79
22	3.01	50	4.01	78	3.96
23	3.16	51	4.01	79	3.78
24	3.09	52	4.11	80	3.77
25	3.16	53	4.01	81	4.29
26	3.13	54	4.10	82	3.76
27	3.24	55	4.00	83	3.93
28	3.44	56	3.99	84	3.75

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1mL = 5.32% 6mL = 5.40%
4) Run to 10% Optional Termination
5) Includes payments made from the Cap Agreement if any

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)
1	5.32000	5.40000	2.95	43	5.56283	5.65451	4.02
2	5.32863	5.39548	2.07	44	5.57450	5.66347	4.02
3	5.33116	5.39832	2.07	45	5.58509	5.67128	4.32
4	5.33349	5.40059	2.24	46	5.59440	5.67805	4.07
5	5.33588	5.40105	2.07	47	5.60239	5.68394	4.16
6	5.33862	5.39833	2.23	48	5.60934	5.68911	4.06
7	5.34196	5.39250	2.07	49	5.61529	5.69372	4.14
8	5.34531	5.38439	2.07	50	5.62029	5.69794	4.04
9	5.34448	5.37514	2.40	51	5.62479	5.70193	4.05
10	5.33615	5.36580	2.08	52	5.62890	5.70580	4.15
11	5.31995	5.35774	2.26	53	5.63268	5.70964	4.05
12	5.30443	5.35242	2.12	54	5.63635	5.71355	4.14
13	5.29437	5.35005	2.27	55	5.64000	5.71757	4.03
14	5.29103	5.35014	2.24	56	5.64366	5.72171	4.02
15	5.28971	5.35202	2.25	57	5.64745	5.72600	4.22
16	5.28887	5.35570	2.28	58	5.65143	5.73043	4.02
17	5.28870	5.36143	2.26	59	5.65559	5.73495	4.11
18	5.29051	5.36937	2.29	60	5.65988	5.73955	4.00
19	5.29493	5.37924	2.29	61	5.66429	5.74419	4.09
20	5.30208	5.39054	2.38	62	5.66881	5.74886	3.75
21	5.31130	5.40272	2.82	63	5.67336	5.75355	3.75
22	5.32246	5.41533	3.01	64	5.67793	5.75822	3.93
23	5.33528	5.42789	3.15	65	5.68252	5.76289	3.73
24	5.34840	5.44001	3.08	66	5.68710	5.76754	3.91
25	5.36124	5.45172	3.15	67	5.69166	5.77217	3.71
26	5.37355	5.46323	3.12	68	5.69622	5.77678	3.70
27	5.38526	5.47468	3.22	69	5.70076	5.78135	4.26
28	5.39616	5.48583	3.43	70	5.70527	5.78590	3.69
29	5.40636	5.49629	3.39	71	5.70976	5.79042	3.87
30	5.41709	5.50580	3.47	72	5.71421	5.79491	3.67
31	5.42872	5.51471	3.41	73	5.71864	5.79936	3.85
32	5.44072	5.52355	3.47	74	5.72304	5.80377	3.66
33	5.45064	5.53291	3.89	75	5.72740	5.80816	3.65
34	5.45750	5.54315	3.91	76	5.73173	5.81250	3.83
35	5.46213	5.55462	4.07	77	5.73603	5.81682	3.64
36	5.46930	5.56755	3.99	78	5.74029	5.82109	3.81
37	5.48061	5.58141	4.08	79	5.74451	5.82533	3.62
38	5.49558	5.59544	3.87	80	5.74870	5.82953	3.61
39	5.51065	5.60891	3.83	81	5.75286	5.83369	4.17
40	5.52477	5.62161	4.06	82	5.75698	5.83782	3.60
41	5.53792	5.63349	4.02	83	5.76106	5.84190	3.78
42	5.55059	5.64449	4.11	84	5.76510	5.84595	3.58

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Run to 10% Optional Termination
4) Includes payments made from the Cap Agreement if any
5) 15 day lookback for 6m Libor

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	40.10	4.83	25.47
M-2	29.25	5.86	21.37
M-3	26.48	8.07	20.13
M-4	23.80	8.48	18.83
M-5	21.46	9.08	17.61
M-6	19.66	9.85	16.61
M-7	17.45	9.92	15.3
M-8	15.54	10.57	14.09
M-9	12.93	10.37	12.29
M-10	10.91	10.99	10.78
M-11	10.34	13.13	10.33
Assumptions

1.	Stepdown fails in every period
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR
8.	15 day lookback for 6m Libor
9.	100% Principal and Interest Advancing
10.	To maturity

Aggregate Collateral: Summary

Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$1,219,801,041.91
Number of Mortgage Loans	5,343
Average Scheduled Principal Balance:	$228,298.90	$ 49,319.93	$ 1,246,997.09
Weighted Average Gross Coupon:	8.100%	5.000%	12.300%
Non-Zero Weighted Average Original Credit Score:	611	500	816
Weighted Average Combined LTV Ratio (1):	82.70%	12.26%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	86.23%	12.26%	100.00%
Weighted Average Effective LTV Ratio(2):	82.70%	12.26%	100.00%
Weighted Average Stated Remaining Term:	355 Months	114 Months	358 Months
Weighted Average Original Term:	359 Months	120 Months	360 Months
Weighted Average Roll Term:	25 Months	15 Months	57 Months
Weighted Average Gross Margin:	5.784%	2.250%	7.125%
Weighted Average Initial Periodic Rate Cap:	2.003%	2.000%	6.000%
Weighted Average Subsequent Periodic Rate Cap:	1.001%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	14.208%	11.000%	18.300%
Weighted Average Gross Minimum Lifetime Rate:	8.212%	6.000%	12.300%
Weighted Average Seasoning:	4 Months	2 Months	9 Months
Weighted Average First Pay Date:	March 2007	October 2006	May 2007
Weighted Average First Adjustment Date:	June 2009	September 2008	March 2012
Percent Interest Only Loans:	19.67%
Percent Second Liens:	0.00%
Percent of First Liens that have a Silent Second:	19.08%
Weighted Average Debt-To-Income Ratio:	40.65%	2.00%	55.00%

(1)	Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2)	Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3)	Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Fixed -25 Or Less	103	11,644,593.40	0.95	113,054.30	7.994	74.05	74.36	74.05	615
Fixed -30	1,328	233,717,754.06	19.16	175,992.28	7.868	80.25	81.01	80.25	620
Fixed -30 IO	89	25,598,436.25	2.10	287,622.88	7.231	82.74	86.88	82.74	650
Fixed Dual Am 40/20	282	68,175,459.18	5.59	241,756.95	7.840	82.85	84.08	82.85	610
Hybrid 2 Yrs Dual Am 40/20	777	212,907,388.38	17.45	274,012.08	8.391	84.37	87.79	84.37	603
Hybrid 2 Yrs Fixed	1,041	207,703,237.95	17.03	199,522.80	8.766	82.87	85.12	82.87	584
Hybrid 2 Yrs Fixed IO	449	150,510,123.47	12.34	335,211.86	7.353	82.49	93.85	82.49	644
Hybrid 3 Yrs Dual Am 40/20	402	109,491,155.56	8.98	272,366.06	8.223	84.82	87.56	84.82	606
Hybrid 3 Yrs Fixed	672	135,969,209.17	11.15	202,335.13	8.486	83.44	85.22	83.44	598
Hybrid 3 Yrs Fixed IO	197	63,383,800.94	5.20	321,745.18	7.187	82.31	89.77	82.31	643
Hybrid 5 Yrs Fixed	1	213,483.55	0.02	213,483.55	7.125	85.81	85.81	85.81	722
Hybrid 5 Yrs Fixed IO	2	486,400.00	0.04	243,200.00	7.299	80.00	100.00	80.00	645
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

Servicer of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Ameriquest	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

Originator of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
AMC / Ameriquest	713	116,946,357.46	9.59	164,020.14	7.951	80.61	80.66	80.61	621
Argent / Ameriquest	4,630	1,102,854,684.45	90.41	238,197.56	8.116	82.92	86.82	82.92	610
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

Principal Balances of the Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
50,000.00 - 50,000.00	12	597,661.06	0.05	49,805.09	8.768	51.99	55.12	51.99	597
50,000.01 - 75,000.00	303	19,558,135.93	1.60	64,548.30	9.192	77.65	78.42	77.65	597
75,000.01 - 100,000.00	422	36,937,509.86	3.03	87,529.64	8.780	79.19	80.56	79.19	601
100,000.01 - 125,000.00	511	57,822,334.36	4.74	113,155.25	8.604	81.32	83.93	81.32	599
125,000.01 - 150,000.00	562	77,293,469.01	6.34	137,532.86	8.470	81.42	83.80	81.42	600
150,000.01 - 175,000.00	511	83,226,695.22	6.82	162,870.25	8.315	82.40	85.81	82.40	604
175,000.01 - 200,000.00	477	89,428,523.93	7.33	187,481.18	8.278	82.69	85.66	82.69	605
200,000.01 - 225,000.00	387	82,296,086.87	6.75	212,651.39	8.226	83.16	86.11	83.16	607
225,000.01 - 250,000.00	318	75,426,828.21	6.18	237,191.28	8.208	84.10	87.39	84.10	605
250,000.01 - 275,000.00	287	75,003,436.14	6.15	261,336.01	8.135	82.96	87.32	82.96	611
275,000.01 - 300,000.00	258	73,967,008.32	6.06	286,693.83	8.079	83.29	86.84	83.29	610
300,000.01 - 350,000.00	410	132,947,833.20	10.90	324,263.01	8.025	84.04	87.03	84.04	611
350,000.01 - 400,000.00	299	112,033,246.16	9.18	374,693.13	7.921	84.29	88.42	84.29	614
400,000.01 - 450,000.00	197	83,657,188.25	6.86	424,655.78	7.737	83.71	88.40	83.71	619
450,000.01 - 500,000.00	159	75,737,390.62	6.21	476,335.79	7.785	82.67	87.82	82.67	621
500,000.01 - 600,000.00	134	72,722,491.02	5.96	542,705.16	7.798	82.92	88.18	82.92	628
600,000.01 - 700,000.00	58	37,458,507.85	3.07	645,836.34	7.490	80.66	86.42	80.66	637
700,000.01 - 800,000.00	15	10,979,415.81	0.90	731,961.05	7.536	80.63	81.92	80.63	616
800,000.01 - 900,000.00	11	9,268,305.59	0.76	842,573.24	7.781	83.54	83.54	83.54	628
900,000.01 - 1,000,000.00	3	2,973,136.62	0.24	991,045.54	6.092	65.00	65.00	65.00	665
1,000,000.01 - 1,100,000.00	3	3,211,892.19	0.26	1,070,630.73	6.238	80.00	85.73	80.00	653
1,100,000.01 - 1,200,000.00	4	4,791,948.60	0.39	1,197,987.15	7.126	77.29	77.29	77.29	646
1,200,000.01 - 1,250,000.00	2	2,461,997.09	0.20	1,230,998.55	6.768	71.10	71.10	71.10	609
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

The average loan balance of the mortgage loans at origination was $228,673.05.

Principal Balances of the Mortgage Loans as of the Cut-off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
49,319.93 - 50,000.00	16	796,776.89	0.07	49,798.56	8.672	55.45	57.80	55.45	594
50,000.01 - 75,000.00	302	19,582,999.41	1.61	64,844.37	9.188	77.73	78.49	77.73	597
75,000.01 - 100,000.00	420	36,813,505.23	3.02	87,651.20	8.780	79.24	80.62	79.24	601
100,000.01 - 125,000.00	513	58,096,762.17	4.76	113,249.05	8.603	81.26	83.86	81.26	599
125,000.01 - 150,000.00	561	77,218,664.65	6.33	137,644.68	8.475	81.50	83.88	81.50	599
150,000.01 - 175,000.00	513	83,626,537.03	6.86	163,014.69	8.306	82.41	85.83	82.41	605
175,000.01 - 200,000.00	474	88,928,940.71	7.29	187,613.80	8.285	82.69	85.65	82.69	605
200,000.01 - 225,000.00	389	82,770,179.02	6.79	212,776.81	8.225	83.20	86.10	83.20	607
225,000.01 - 250,000.00	319	75,752,007.84	6.21	237,467.11	8.208	84.11	87.39	84.11	605
250,000.01 - 275,000.00	285	74,553,479.95	6.11	261,591.16	8.127	82.88	87.27	82.88	611
275,000.01 - 300,000.00	257	73,717,827.31	6.04	286,839.79	8.087	83.35	86.91	83.35	610
300,000.01 - 350,000.00	410	132,997,707.30	10.90	324,384.65	8.024	84.04	87.02	84.04	611
350,000.01 - 400,000.00	299	112,083,312.13	9.19	374,860.58	7.915	84.28	88.40	84.28	615
400,000.01 - 450,000.00	197	83,707,220.26	6.86	424,909.75	7.743	83.60	88.29	83.60	618
450,000.01 - 500,000.00	158	75,287,427.24	6.17	476,502.70	7.784	82.77	87.95	82.77	621
500,000.01 - 600,000.00	134	72,722,491.02	5.96	542,705.16	7.798	82.92	88.18	82.92	628
600,000.01 - 700,000.00	58	37,458,507.85	3.07	645,836.34	7.490	80.66	86.42	80.66	637
700,000.01 - 800,000.00	15	10,979,415.81	0.90	731,961.05	7.536	80.63	81.92	80.63	616
800,000.01 - 900,000.00	11	9,268,305.59	0.76	842,573.24	7.781	83.54	83.54	83.54	628
900,000.01 - 1,000,000.00	3	2,973,136.62	0.24	991,045.54	6.092	65.00	65.00	65.00	665
1,000,000.01 - 1,100,000.00	3	3,211,892.19	0.26	1,070,630.73	6.238	80.00	85.73	80.00	653
1,100,000.01 - 1,200,000.00	4	4,791,948.60	0.39	1,197,987.15	7.126	77.29	77.29	77.29	646
1,200,000.01 - 1,246,997.09	2	2,461,997.09	0.20	1,230,998.55	6.768	71.10	71.10	71.10	609
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

The average loan balance of the mortgage loans as of the cut-off date was $228,298.90.

Gross Mortgage Rates of the Mortgage Loans at Origination
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.000 - 5.000	1	324,000.00	0.03	324,000.00	5.000	80.00	100.00	80.00	706
5.001 - 5.500	2	518,120.00	0.04	259,060.00	5.500	80.00	100.00	80.00	669
5.501 - 6.000	62	26,606,311.81	2.18	429,134.06	5.877	72.51	81.03	72.51	689
6.001 - 6.500	236	79,653,243.51	6.53	337,513.74	6.309	77.09	84.25	77.09	657
6.501 - 7.000	515	139,096,839.59	11.40	270,090.95	6.819	79.82	86.12	79.82	644
7.001 - 7.500	671	168,030,331.96	13.78	250,417.78	7.300	80.70	86.78	80.70	628
7.501 - 8.000	912	211,386,146.40	17.33	231,783.06	7.800	82.25	85.91	82.25	613
8.001 - 8.500	734	162,933,047.44	13.36	221,979.63	8.282	83.40	85.92	83.40	598
8.501 - 9.000	842	182,192,318.06	14.94	216,380.43	8.786	85.28	86.40	85.28	587
9.001 - 9.500	518	101,682,086.76	8.34	196,297.46	9.272	85.97	87.18	85.97	586
9.501 - 10.000	460	80,187,827.69	6.57	174,321.36	9.779	86.21	86.83	86.21	581
10.001 - 10.500	184	32,990,116.07	2.70	179,294.11	10.252	86.41	86.96	86.41	585
10.501 - 11.000	121	20,198,528.16	1.66	166,929.98	10.724	89.90	90.25	89.90	586
11.001 - 11.500	49	8,010,644.89	0.66	163,482.55	11.249	89.03	89.39	89.03	590
11.501 - 12.000	25	4,700,264.64	0.39	188,010.59	11.691	90.32	90.32	90.32	577
12.001 - 12.300	11	1,291,214.93	0.11	117,383.18	12.169	85.92	86.32	85.92	568
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611
The weighted-average gross mortgage rate of the mortgage loans as of the cut-off date was 8.100%.

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
120 - 240	93	10,199,422.64	0.84	109,671.21	8.043	72.84	73.20	72.84	612
241 - 360	5,250	1,209,601,619.27	99.16	230,400.31	8.100	82.79	86.34	82.79	611
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 359 months.

Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
114 - 120	4	465,368.68	0.04	116,342.17	8.378	69.33	69.33	69.33	617
121 - 180	56	6,244,556.23	0.51	111,509.93	8.164	72.89	72.89	72.89	603
181 - 240	33	3,489,497.73	0.29	105,742.36	7.781	73.22	74.27	73.22	629
241 - 300	12	1,727,756.57	0.14	143,979.71	7.974	81.79	81.79	81.79	620
301 - 358	5,238	1,207,873,862.70	99.02	230,598.29	8.101	82.79	86.35	82.79	611
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 355 months.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2-6	5,287	1,208,360,757.98	99.06	228,553.20	8.094	82.61	86.15	82.61	612
7-9	56	11,440,283.93	0.94	204,290.78	8.725	92.16	95.07	92.16	600
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

The weighted-average seasoning of the mortgage loans as of the cut-off date was 4 months.

Combined Loan-To-Value Ratio of the Mortgage Loans at Origination(1)
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
12.26 - 15.00	2	132,518.85	0.01	66,259.43	8.797	13.18	13.18	13.18	594
15.01 - 20.00	6	425,829.40	0.03	70,971.57	7.837	18.15	18.15	18.15	600
20.01 - 25.00	10	1,462,925.70	0.12	146,292.57	7.172	23.65	23.65	23.65	671
25.01 - 30.00	9	1,194,047.70	0.10	132,671.97	8.704	27.47	27.47	27.47	563
30.01 - 35.00	12	1,332,372.99	0.11	111,031.08	8.052	31.87	31.87	31.87	580
35.01 - 40.00	25	3,143,798.10	0.26	125,751.92	7.646	37.85	37.85	37.85	596
40.01 - 45.00	41	7,637,079.87	0.63	186,270.24	7.495	43.38	43.74	43.38	626
45.01 - 50.00	50	9,401,633.98	0.77	188,032.68	7.568	47.98	49.29	47.98	597
50.01 - 55.00	62	12,498,712.10	1.02	201,592.13	7.309	52.68	52.68	52.68	623
55.01 - 60.00	87	17,084,224.03	1.40	196,370.39	7.326	58.33	58.49	58.33	610
60.01 - 65.00	171	38,380,087.98	3.15	224,444.96	7.688	63.27	64.42	63.27	602
65.01 - 70.00	248	48,841,778.99	4.00	196,942.66	8.108	68.60	68.85	68.60	586
70.01 - 75.00	354	76,477,266.91	6.27	216,037.48	8.146	73.79	73.87	73.79	587
75.01 - 80.00	1,334	330,567,928.11	27.10	247,802.05	7.560	79.75	91.82	79.75	630
80.01 - 85.00	660	152,521,803.04	12.50	231,093.64	8.158	84.40	84.95	84.40	601
85.01 - 90.00	1,450	330,531,714.47	27.10	227,952.91	8.340	89.65	89.96	89.65	602
90.01 - 95.00	728	169,545,006.09	13.90	232,891.49	8.643	94.70	94.97	94.70	623
95.01 - 100.00	94	18,622,313.60	1.53	198,109.72	10.501	99.92	99.92	99.92	620
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 82.70%.
(1)	Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value

Fully Combined Loan-To-Value Ratio of the Mortgage Loans at Origination(1)
Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
12.26 - 15.00	2	132,518.85	0.01	66,259.43	8.797	13.18	13.18	13.18	594
15.01 - 20.00	6	425,829.40	0.03	70,971.57	7.837	18.15	18.15	18.15	600
20.01 - 25.00	10	1,462,925.70	0.12	146,292.57	7.172	23.65	23.65	23.65	671
25.01 - 30.00	9	1,194,047.70	0.10	132,671.97	8.704	27.47	27.47	27.47	563
30.01 - 35.00	12	1,332,372.99	0.11	111,031.08	8.052	31.87	31.87	31.87	580
35.01 - 40.00	25	3,143,798.10	0.26	125,751.92	7.646	37.85	37.85	37.85	596
40.01 - 45.00	39	6,981,341.16	0.57	179,008.75	7.616	43.26	43.26	43.26	611
45.01 - 50.00	48	8,453,139.12	0.69	176,107.07	7.688	47.83	47.95	47.83	603
50.01 - 55.00	63	13,047,061.28	1.07	207,096.21	7.254	52.40	52.71	52.40	630
55.01 - 60.00	89	18,075,219.14	1.48	203,092.35	7.277	57.74	58.30	57.74	608
60.01 - 65.00	165	36,183,297.74	2.97	219,292.71	7.747	63.21	63.21	63.21	596
65.01 - 70.00	244	48,372,175.60	3.97	198,246.62	8.096	68.59	68.59	68.59	586
70.01 - 75.00	354	76,852,724.29	6.30	217,098.09	8.130	73.72	73.77	73.72	588
75.01 - 80.00	594	130,068,591.06	10.66	218,970.69	8.054	79.30	79.35	79.30	590
80.01 - 85.00	630	146,350,114.60	12.00	232,301.77	8.140	84.40	84.40	84.40	600
85.01 - 90.00	1,388	320,274,156.17	26.26	230,745.07	8.321	89.61	89.64	89.61	602
90.01 - 95.00	716	164,514,512.22	13.49	229,768.87	8.609	94.42	94.66	94.42	623
95.01 - 100.00	949	242,937,216.79	19.92	255,992.85	7.652	82.49	99.89	82.49	648
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

The weighted-average Fully Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 86.23%.
(1)	Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value

Effective Loan-To-Value Ratio of the Mortgage Loans at Origination(1)
Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
12.26 - 15.00	2	132,518.85	0.01	66,259.43	8.797	13.18	13.18	13.18	594
15.01 - 20.00	6	425,829.40	0.03	70,971.57	7.837	18.15	18.15	18.15	600
20.01 - 25.00	10	1,462,925.70	0.12	146,292.57	7.172	23.65	23.65	23.65	671
25.01 - 30.00	9	1,194,047.70	0.10	132,671.97	8.704	27.47	27.47	27.47	563
30.01 - 35.00	12	1,332,372.99	0.11	111,031.08	8.052	31.87	31.87	31.87	580
35.01 - 40.00	25	3,143,798.10	0.26	125,751.92	7.646	37.85	37.85	37.85	596
40.01 - 45.00	41	7,637,079.87	0.63	186,270.24	7.495	43.38	43.74	43.38	626
45.01 - 50.00	50	9,401,633.98	0.77	188,032.68	7.568	47.98	49.29	47.98	597
50.01 - 55.00	62	12,498,712.10	1.02	201,592.13	7.309	52.68	52.68	52.68	623
55.01 - 60.00	87	17,084,224.03	1.40	196,370.39	7.326	58.33	58.49	58.33	610
60.01 - 65.00	171	38,380,087.98	3.15	224,444.96	7.688	63.27	64.42	63.27	602
65.01 - 70.00	248	48,841,778.99	4.00	196,942.66	8.108	68.60	68.85	68.60	586
70.01 - 75.00	354	76,477,266.91	6.27	216,037.48	8.146	73.79	73.87	73.79	587
75.01 - 80.00	1,334	330,567,928.11	27.10	247,802.05	7.560	79.75	91.82	79.75	630
80.01 - 85.00	660	152,521,803.04	12.50	231,093.64	8.158	84.40	84.95	84.40	601
85.01 - 90.00	1,450	330,531,714.47	27.10	227,952.91	8.340	89.65	89.96	89.65	602
90.01 - 95.00	728	169,545,006.09	13.90	232,891.49	8.643	94.70	94.97	94.70	623
95.01 - 100.00	94	18,622,313.60	1.53	198,109.72	10.501	99.92	99.92	99.92	620
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

The weighted-average Effective loan-to-value ratio of the mortgage loans as of the cut-off date was 82.70%.
(1)	Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Occupancy Type of the Mortgage Loans at Origination
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	4,740	1,113,338,335.87	91.27	234,881.51	8.034	82.57	86.35	82.57	610
Investor	542	92,620,483.49	7.59	170,886.50	8.850	84.13	84.88	84.13	626
Second Home	61	13,842,222.55	1.13	226,921.68	8.377	83.84	85.41	83.84	636
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	4,032	897,524,715.75	73.58	222,600.38	8.068	82.54	85.70	82.54	610
PUD	580	147,820,680.48	12.12	254,863.24	8.068	83.34	87.63	83.34	611
Two to Four Family	303	89,094,195.21	7.30	294,040.25	8.248	81.69	85.90	81.69	615
Condominium	428	85,361,450.47	7.00	199,442.64	8.338	84.34	89.77	84.34	625
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Cash-Out Refinance	3,698	842,865,697.81	69.10	227,924.74	8.146	82.13	82.78	82.13	600
Purchase	1,229	289,072,673.47	23.70	235,209.66	8.095	84.80	96.23	84.80	638
Rate/Term Refinance	416	87,862,670.63	7.20	211,208.34	7.672	81.28	86.42	81.28	627
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

Documentation of the Mortgage Loans at Origination
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Full	3,752	825,286,450.16	67.66	219,959.08	7.886	82.32	85.31	82.32	606
Stated	1,130	279,257,864.39	22.89	247,130.85	8.739	83.76	87.94	83.76	630
Limited	461	115,256,727.36	9.45	250,014.59	8.081	82.89	88.67	82.89	608
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

Index of the Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	3,541	880,664,799.02	100.00	248,705.11	8.208	83.46	87.92	83.46	608
Total:	3,541	880,664,799.02	100.00	248,705.11	8.208	83.46	87.92	83.46	608

Prepayment Penalty Status of the Mortgage Loans at Origination
Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
No Prepayment Penalty	2,160	470,404,037.99	38.56	217,779.65	8.339	83.19	85.78	83.19	608
Has Prepayment Penalty	3,183	749,397,003.92	61.44	235,437.32	7.950	82.40	86.52	82.40	614
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	2,160	470,404,037.99	38.56	217,779.65	8.339	83.19	85.78	83.19	608
12	226	66,046,245.24	5.41	292,240.02	8.247	82.00	85.88	82.00	614
24	1,691	423,692,205.80	34.73	250,557.19	8.062	83.11	88.58	83.11	607
30	3	630,177.87	0.05	210,059.29	8.408	81.84	81.84	81.84	629
36	1,263	259,028,375.01	21.24	205,089.77	7.689	81.32	83.32	81.32	624
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

Geographic Concentration of the Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	878	333,931,107.13	27.38	380,331.56	7.629	80.51	86.26	80.51	626
Florida	777	167,709,043.54	13.75	215,841.75	8.229	82.43	86.08	82.43	609
Illinois	630	131,183,086.26	10.75	208,227.12	8.373	83.81	86.05	83.81	606
Maryland	270	65,388,232.14	5.36	242,178.64	7.946	83.24	85.00	83.24	597
New York	203	64,416,333.45	5.28	317,321.84	7.867	80.98	84.81	80.98	619
New Jersey	210	58,210,332.22	4.77	277,192.06	8.154	83.26	84.85	83.26	606
Arizona	273	54,272,363.23	4.45	198,799.87	8.274	83.71	87.87	83.71	610
Texas	313	39,350,342.53	3.23	125,719.94	8.670	83.70	85.84	83.70	603
Pennsylvania	184	27,551,004.70	2.26	149,733.72	8.389	84.92	85.12	84.92	601
Washington	96	24,169,922.47	1.98	251,770.03	8.087	83.55	86.58	83.55	596
Nevada	89	20,846,520.60	1.71	234,230.57	8.039	81.30	85.21	81.30	609
Massachusetts	74	18,369,034.57	1.51	248,230.20	8.122	81.61	83.70	81.61	603
Connecticut	75	18,100,068.51	1.48	241,334.25	8.288	82.64	86.86	82.64	606
Wisconsin	122	16,282,521.88	1.33	133,463.29	9.165	87.97	89.20	87.97	592
Colorado	67	15,194,301.78	1.25	226,780.62	7.936	84.53	89.46	84.53	618
Utah	71	14,345,467.15	1.18	202,048.83	8.423	85.03	88.86	85.03	599
Minnesota	65	13,051,777.65	1.07	200,796.58	8.204	86.42	88.99	86.42	605
Louisiana	102	12,716,828.95	1.04	124,674.79	8.760	85.00	85.63	85.00	589
Michigan	94	10,558,882.59	0.87	112,328.54	9.076	84.91	87.32	84.91	589
Oregon	45	10,487,933.20	0.86	233,065.18	7.760	84.16	88.18	84.16	633
Missouri	69	9,296,614.49	0.76	134,733.54	8.883	87.13	88.85	87.13	582
Hawaii	24	8,868,406.65	0.73	369,516.94	7.408	81.32	83.82	81.32	634
New Mexico	51	8,449,436.76	0.69	165,675.23	9.331	85.79	86.50	85.79	602
North Carolina	60	8,429,590.84	0.69	140,493.18	8.612	85.54	86.45	85.54	598
Ohio	60	8,119,102.28	0.67	135,318.37	8.721	88.10	88.28	88.10	590
South Carolina	56	8,026,021.04	0.66	143,321.80	8.301	85.01	87.88	85.01	601
Georgia	39	5,779,749.68	0.47	148,198.71	8.202	85.41	86.60	85.41	606
Tennessee	42	5,133,937.60	0.42	122,236.61	8.695	86.99	87.16	86.99	606
Iowa	37	4,347,225.99	0.36	117,492.59	9.078	88.86	91.37	88.86	601
Indiana	35	3,827,442.61	0.31	109,355.50	8.603	85.65	87.52	85.65	630
Oklahoma	33	3,477,047.84	0.29	105,365.09	8.707	85.76	87.23	85.76	588
Alabama	28	3,469,427.63	0.28	123,908.13	8.851	86.16	87.58	86.16	589
Kentucky	22	3,027,945.11	0.25	137,633.87	8.202	84.80	85.43	84.80	600
Delaware	12	2,932,293.13	0.24	244,357.76	8.214	85.51	85.51	85.51	605
Mississippi	23	2,722,037.71	0.22	118,349.47	8.759	83.78	84.28	83.78	597
Rhode Island	13	2,612,076.52	0.21	200,928.96	7.952	82.95	90.61	82.95	617
Nebraska	20	2,245,074.84	0.18	112,253.74	8.802	86.45	92.47	86.45	608
New Hampshire	12	2,227,972.94	0.18	185,664.41	7.624	79.68	85.04	79.68	625
Alaska	10	1,825,231.05	0.15	182,523.11	8.544	80.08	83.50	80.08	585
Maine	10	1,805,468.56	0.15	180,546.86	8.106	88.92	88.92	88.92	618
Idaho	10	1,717,521.65	0.14	171,752.17	8.837	88.91	90.21	88.91	591
Kansas	14	1,605,348.90	0.13	114,667.78	9.339	86.71	89.66	86.71	594
Arkansas	12	1,391,962.72	0.11	115,996.89	8.230	88.55	89.39	88.55	634
Vermont	5	988,091.63	0.08	197,618.33	7.879	85.80	85.80	85.80	654
District of Columbia	2	486,551.08	0.04	243,275.54	7.463	64.16	64.16	64.16	626
Wyoming	3	426,207.80	0.03	142,069.27	8.070	85.78	96.27	85.78	615
North Dakota	1	282,467.00	0.02	282,467.00	8.575	90.00	90.00	90.00	559
Montana	1	74,154.07	0.01	74,154.07	8.125	66.52	66.52	66.52	657
South Dakota	1	71,529.24	0.01	71,529.24	7.750	81.45	81.45	81.45	657
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

Mortgage Insurance Coverage of the Mortgage Loans
Mortgage Insurance Coverage %	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

Credit Score of the Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
500 - 524	334	65,372,276.97	5.36	195,725.38	8.930	76.90	77.34	76.90	512
525 - 549	523	108,130,224.02	8.86	206,749.95	8.752	79.61	79.79	79.61	537
550 - 574	687	144,802,010.91	11.87	210,774.40	8.608	83.09	83.35	83.09	561
575 - 599	698	152,575,502.02	12.51	218,589.54	8.507	83.61	84.00	83.61	586
600 - 624	1,078	254,296,301.07	20.85	235,896.38	8.151	84.83	87.90	84.83	611
625 - 649	937	220,260,259.56	18.06	235,069.65	7.805	83.92	89.50	83.92	637
650 - 674	586	138,723,163.60	11.37	236,728.95	7.512	82.33	90.25	82.33	660
675 - 699	276	68,877,732.42	5.65	249,557.00	7.353	83.03	90.65	83.03	686
700 - 724	118	30,616,483.16	2.51	259,461.72	7.108	81.46	90.12	81.46	709
725 - 749	54	17,752,002.52	1.46	328,740.79	6.887	78.88	89.44	78.88	736
750 - 774	34	10,157,798.60	0.83	298,758.78	7.107	80.69	86.91	80.69	761
775 - 799	14	6,653,406.19	0.55	475,243.30	6.502	68.22	69.67	68.22	783
800 - 816	4	1,583,880.87	0.13	395,970.22	6.316	57.80	58.44	57.80	805
	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 611.

Debt-To-Income Ratio of the Mortgage Loans at Origination
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
N/A	1	178,042.13	0.01	178,042.13	8.050	80.00	80.00	80.00	670
0.01 - 10.00	55	12,877,618.97	1.06	234,138.53	8.140	83.49	85.12	83.49	618
10.01 - 20.00	203	42,660,180.85	3.50	210,148.67	8.296	81.55	83.86	81.55	615
20.01 - 30.00	613	111,230,444.54	9.12	181,452.60	8.179	81.79	83.82	81.79	612
30.01 - 40.00	1,406	303,764,098.37	24.90	216,048.43	8.015	82.28	86.16	82.28	614
40.01 - 50.00	2,834	700,809,544.58	57.45	247,286.36	8.128	84.03	87.97	84.03	611
50.01 - 55.00	231	48,281,112.47	3.96	209,009.14	7.864	69.00	69.42	69.00	592
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 40.65%.

Gross Margin of the Adjustable-Rate Mortgage Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.250 - 2.500	6	1,298,860.43	0.15	216,476.74	7.060	87.26	94.75	87.26	690
2.501 - 3.000	4	551,939.41	0.06	137,984.85	7.110	91.29	91.29	91.29	691
3.001 - 3.500	3	703,198.75	0.08	234,399.58	6.674	84.38	84.38	84.38	672
3.501 - 4.000	7	1,567,290.17	0.18	223,898.60	7.289	80.43	80.43	80.43	646
4.001 - 4.500	509	110,440,935.56	12.54	216,976.30	8.376	83.39	85.80	83.39	605
4.501 - 5.000	52	10,557,205.78	1.20	203,023.19	8.464	83.70	83.70	83.70	583
5.001 - 5.500	24	3,962,575.05	0.45	165,107.29	9.012	78.07	78.07	78.07	532
5.501 - 6.000	2,929	749,233,223.83	85.08	255,798.30	8.186	83.48	88.34	83.48	609
6.001 - 6.500	2	1,053,856.90	0.12	526,928.45	6.368	79.64	88.73	79.64	632
6.501 - 7.000	2	343,735.55	0.04	171,867.78	7.050	80.00	100.00	80.00	606
7.001 - 7.125	3	951,977.59	0.11	317,325.86	7.170	89.36	91.79	89.36	611
Total:	3,541	880,664,799.02	100.00	248,705.11	8.208	83.46	87.92	83.46	608

The weighted-average gross margin of the adjustable rate mortgage loans as of the cut-off date was 5.784%.

 Months to Next Rate Adjustment Date of the Adjustable-Rate Mortgage Loans
Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
15 - 18	90	22,927,268.75	2.60	254,747.43	8.438	90.85	93.51	90.85	597
19 - 24	2,177	548,193,481.05	62.25	251,811.43	8.246	83.01	88.21	83.01	607
25 - 30	75	18,770,741.78	2.13	250,276.56	8.302	90.68	92.69	90.68	613
31 - 36	1,196	290,073,423.89	32.94	242,536.31	8.115	83.24	86.62	83.24	610
55 - 57	3	699,883.55	0.08	233,294.52	7.246	81.77	95.67	81.77	669
Total:	3,541	880,664,799.02	100.00	248,705.11	8.208	83.46	87.92	83.46	608

The weighted-average months to next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was 25.

Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.000 - 11.000	1	324,000.00	0.04	324,000.00	5.000	80.00	100.00	80.00	706
11.001 - 11.500	2	518,120.00	0.06	259,060.00	5.500	80.00	100.00	80.00	669
11.501 - 12.000	44	15,886,248.75	1.80	361,051.11	5.854	78.11	89.99	78.11	659
12.001 - 12.500	120	46,003,262.64	5.22	383,360.52	6.325	79.40	90.76	79.40	647
12.501 - 13.000	284	86,967,342.62	9.88	306,223.04	6.824	80.00	89.09	80.00	642
13.001 - 13.500	409	116,733,923.27	13.26	285,413.02	7.306	80.96	89.11	80.96	629
13.501 - 14.000	582	147,929,183.10	16.80	254,173.85	7.800	82.19	87.00	82.19	611
14.001 - 14.500	497	123,444,305.25	14.02	248,378.88	8.283	83.71	86.79	83.71	598
14.501 - 15.000	581	141,437,582.40	16.06	243,438.18	8.787	85.27	86.61	85.27	588
15.001 - 15.500	377	81,996,921.35	9.31	217,498.47	9.267	86.63	87.91	86.63	588
15.501 - 16.000	337	63,447,046.05	7.20	188,270.17	9.773	87.05	87.83	87.05	583
16.001 - 16.500	149	27,982,314.46	3.18	187,800.77	10.247	87.15	87.73	87.15	588
16.501 - 17.000	95	16,722,564.36	1.90	176,026.99	10.708	90.31	90.73	90.31	589
17.001 - 17.500	40	6,877,892.63	0.78	171,947.32	11.244	88.16	88.58	88.16	590
17.501 - 18.000	14	3,347,938.38	0.38	239,138.46	11.674	91.86	91.86	91.86	585
18.001 - 18.300	9	1,046,153.76	0.12	116,239.31	12.174	83.35	83.84	83.35	558
Total:	3,541	880,664,799.02	100.00	248,705.11	8.208	83.46	87.92	83.46	608

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 14.208%.

Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
6.000 - 6.000	46	16,533,168.75	1.88	359,416.71	5.813	78.19	90.38	78.19	661
6.001 - 6.500	119	45,712,062.64	5.19	384,134.98	6.317	79.39	90.70	79.39	647
6.501 - 7.000	283	86,857,416.94	9.86	306,916.67	6.824	79.97	89.09	79.97	642
7.001 - 7.500	412	117,330,248.95	13.32	284,782.16	7.305	80.97	89.15	80.97	629
7.501 - 8.000	582	147,929,183.10	16.80	254,173.85	7.800	82.19	87.00	82.19	611
8.001 - 8.500	497	123,444,305.25	14.02	248,378.88	8.283	83.71	86.79	83.71	598
8.501 - 9.000	581	141,437,582.40	16.06	243,438.18	8.787	85.27	86.61	85.27	588
9.001 - 9.500	377	81,996,921.35	9.31	217,498.47	9.267	86.63	87.91	86.63	588
9.501 - 10.000	337	63,447,046.05	7.20	188,270.17	9.773	87.05	87.83	87.05	583
10.001 - 10.500	149	27,982,314.46	3.18	187,800.77	10.247	87.15	87.73	87.15	588
10.501 - 11.000	95	16,722,564.36	1.90	176,026.99	10.708	90.31	90.73	90.31	589
11.001 - 11.500	40	6,877,892.63	0.78	171,947.32	11.244	88.16	88.58	88.16	590
11.501 - 12.000	14	3,347,938.38	0.38	239,138.46	11.674	91.86	91.86	91.86	585
12.001 - 12.300	9	1,046,153.76	0.12	116,239.31	12.174	83.35	83.84	83.35	558
Total:	3,541	880,664,799.02	100.00	248,705.11	8.208	83.46	87.92	83.46	608

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 8.212%.

Initial Periodic Cap of the Adjustable-Rate Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.000	3,538	879,964,915.47	99.92	248,718.18	8.209	83.46	87.92	83.46	608
5.000	2	486,400.00	0.06	243,200.00	7.299	80.00	100.00	80.00	645
6.000	1	213,483.55	0.02	213,483.55	7.125	85.81	85.81	85.81	722
Total:	3,541	880,664,799.02	100.00	248,705.11	8.208	83.46	87.92	83.46	608

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 2.003%.

Subsequent Periodic Cap of the Adjustable-Rate Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	3,539	880,178,399.02	99.94	248,708.22	8.209	83.46	87.92	83.46	608
2.000	2	486,400.00	0.06	243,200.00	7.299	80.00	100.00	80.00	645
Total:	3,541	880,664,799.02	100.00	248,705.11	8.208	83.46	87.92	83.46	608

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.001%.

Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	4,606	979,822,281.25	80.33	212,727.37	8.297	82.76	84.81	82.76	603
60	737	239,978,760.66	19.67	325,615.69	7.296	82.46	92.04	82.46	644
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611
Total:	5,343	1,219,801,041.91	100.00	228,298.90	8.100	82.70	86.23	82.70	611

Group 2 Collateral: Summary

Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$548,911,460.54
Number of Mortgage Loans	2,034
Average Scheduled Principal Balance:	$269,867.97	$49,319.93	$1,246,997.09
Weighted Average Gross Coupon:	8.103%	5.525%	12.150%
Non-Zero Weighted Average Original Credit Score:	612	500	815
Weighted Average Combined LTV Ratio (1):	82.92%	12.26%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	88.58%	12.26%	100.00%
Weighted Average Effective LTV Ratio(2):	82.92%	12.26%	100.00%
Weighted Average Stated Remaining Term:	355	115	358
Weighted Average Original Term:	359	120	360
Weighted Average Roll Term:	24	15	57
Weighted Average Gross Margin:	5.875%	2.250	7.125
Weighted Average Initial Periodic Rate Cap:	2.001%	2.000%	5.000%
Weighted Average Subsequent Periodic Rate Cap:	1.000%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	14.091%	11.525%	18.150%
Weighted Average Gross Minimum Lifetime Rate:	8.096%	6.000%	12.150%
Weighted Average Seasoning:	4	2	9
Weighted Average First Pay Date:	March 2007	October 2006	May 2007
Weighted Average First Adjustment Date:	May 2009	September 2008	March 2012
Percent Interest Only Loans:	26.52%
Percent Second Liens:	0.00%
Percent of First Liens that have a Silent Second:	30.50%
Weighted Average Debt-To-Income Ratio:	40.66%	2.44%	55.00%

(1)	Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2)	Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3)	Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Group 2 Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Fixed -25 Or Less	46	4,892,918.51	0.89	106,367.79	8.613	72.55	72.55	72.55	583
Fixed -30	616	109,820,553.42	20.01	178,280.12	8.237	80.29	81.20	80.29	607
Fixed -30 IO	18	8,023,565.36	1.46	445,753.63	7.133	80.87	86.52	80.87	663
Fixed Dual Am 40/20	80	22,199,856.08	4.04	277,498.20	7.879	84.52	86.12	84.52	613
Hybrid 2 Yrs Dual Am 40/20	253	87,612,436.11	15.96	346,294.21	8.373	85.84	91.81	85.84	607
Hybrid 2 Yrs Fixed	382	92,674,294.82	16.88	242,602.87	8.845	83.27	86.56	83.27	578
Hybrid 2 Yrs Fixed IO	280	106,703,361.60	19.44	381,083.43	7.259	82.19	96.25	82.19	650
Hybrid 3 Yrs Dual Am 40/20	99	39,432,959.94	7.18	398,312.73	8.190	85.26	90.24	85.26	610
Hybrid 3 Yrs Fixed	193	46,730,056.74	8.51	242,124.65	8.507	83.37	86.05	83.37	595
Hybrid 3 Yrs Fixed IO	66	30,626,257.96	5.58	464,034.21	7.149	82.71	91.79	82.71	644
Hybrid 5 Yrs Fixed IO	1	195,200.00	0.04	195,200.00	7.000	80.00	100.00	80.00	614
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

Servicer of the Group 2 Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Ameriquest	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

Originator of the Group 2 Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
AMC / Ameriquest	s	41,806,142.31	7.62	163,305.24	8.544	80.78	80.88	80.78	590
Argent / Ameriquest	1,778	507,105,318.23	92.38	285,211.09	8.066	83.09	89.22	83.09	614
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

Principal Balances of the Group 2 Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
50,000.00 - 50,000.00	6	298,754.70	0.05	49,792.45	9.211	55.97	62.24	55.97	591
50,000.01 - 75,000.00	116	7,558,676.78	1.38	65,161.01	9.391	77.95	78.08	77.95	571
75,000.01 - 100,000.00	162	14,039,560.32	2.56	86,663.95	9.105	79.42	79.96	79.42	570
100,000.01 - 125,000.00	179	20,360,260.38	3.71	113,744.47	8.927	82.73	85.12	82.73	582
125,000.01 - 150,000.00	169	23,313,190.58	4.25	137,947.87	8.992	84.09	86.58	84.09	580
150,000.01 - 175,000.00	172	27,990,244.01	5.10	162,733.98	8.639	82.91	88.16	82.91	593
175,000.01 - 200,000.00	139	25,920,317.06	4.72	186,477.10	8.475	83.55	89.98	83.55	598
200,000.01 - 225,000.00	108	22,902,313.33	4.17	212,058.46	8.546	83.65	88.98	83.65	590
225,000.01 - 250,000.00	102	24,152,166.78	4.40	236,785.95	8.469	84.61	91.19	84.61	605
250,000.01 - 275,000.00	94	24,487,968.48	4.46	260,510.30	8.270	82.27	91.54	82.27	616
275,000.01 - 300,000.00	94	26,910,449.14	4.90	286,281.37	8.179	85.36	93.18	85.36	615
300,000.01 - 350,000.00	109	35,229,272.36	6.42	323,204.33	8.281	85.32	92.50	85.32	607
350,000.01 - 400,000.00	97	36,330,728.96	6.62	374,543.60	8.125	84.75	94.21	84.75	621
400,000.01 - 450,000.00	129	55,392,450.98	10.09	429,398.84	7.683	83.67	90.23	83.67	622
450,000.01 - 500,000.00	140	66,688,994.23	12.15	476,349.96	7.741	82.82	88.39	82.82	620
500,000.01 - 600,000.00	124	67,469,014.03	12.29	544,104.95	7.833	82.50	88.18	82.50	627
600,000.01 - 700,000.00	56	36,180,402.52	6.59	646,078.62	7.442	80.86	86.82	80.86	639
700,000.01 - 800,000.00	15	10,979,415.81	2.00	731,961.05	7.536	80.63	81.92	80.63	616
800,000.01 - 900,000.00	11	9,268,305.59	1.69	842,573.24	7.781	83.54	83.54	83.54	628
900,000.01 - 1,000,000.00	3	2,973,136.62	0.54	991,045.54	6.092	65.00	65.00	65.00	665
1,000,000.01 - 1,100,000.00	3	3,211,892.19	0.59	1,070,630.73	6.238	80.00	85.73	80.00	653
1,100,000.01 - 1,200,000.00	4	4,791,948.60	0.87	1,197,987.15	7.126	77.29	77.29	77.29	646
1,200,000.01 - 1,250,000.00	2	2,461,997.09	0.45	1,230,998.55	6.768	71.10	71.10	71.10	609
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

The average loan balance of the mortgage loans at origination was $270,268.52.

Principal Balances of the Group 2 Mortgage Loans as of the Cut-off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
49,319.93 - 50,000.00	7	348,359.99	0.06	49,765.71	9.252	58.68	64.05	58.68	585
50,000.01 - 75,000.00	117	7,658,188.09	1.40	65,454.60	9.369	77.67	77.81	77.67	573
75,000.01 - 100,000.00	160	13,890,443.72	2.53	86,815.27	9.113	79.59	80.14	79.59	570
100,000.01 - 125,000.00	180	20,484,955.96	3.73	113,805.31	8.923	82.77	85.15	82.77	582
125,000.01 - 150,000.00	169	23,338,399.31	4.25	138,097.04	8.998	84.10	86.58	84.10	580
150,000.01 - 175,000.00	174	28,364,844.51	5.17	163,016.35	8.615	82.87	88.17	82.87	594
175,000.01 - 200,000.00	137	25,595,668.97	4.66	186,829.70	8.496	83.62	90.07	83.62	596
200,000.01 - 225,000.00	108	22,926,993.13	4.18	212,286.97	8.543	83.60	88.85	83.60	590
225,000.01 - 250,000.00	102	24,177,137.91	4.40	237,030.76	8.473	84.61	91.18	84.61	607
250,000.01 - 275,000.00	93	24,238,460.83	4.42	260,628.61	8.265	82.25	91.61	82.25	616
275,000.01 - 300,000.00	94	26,910,449.14	4.90	286,281.37	8.179	85.36	93.18	85.36	615
300,000.01 - 350,000.00	109	35,229,272.36	6.42	323,204.33	8.281	85.32	92.50	85.32	607
350,000.01 - 400,000.00	97	36,330,728.96	6.62	374,543.60	8.125	84.75	94.21	84.75	621
400,000.01 - 450,000.00	129	55,392,450.98	10.09	429,398.84	7.683	83.67	90.23	83.67	622
450,000.01 - 500,000.00	140	66,688,994.23	12.15	476,349.96	7.741	82.82	88.39	82.82	620
500,000.01 - 600,000.00	124	67,469,014.03	12.29	544,104.95	7.833	82.50	88.18	82.50	627
600,000.01 - 700,000.00	56	36,180,402.52	6.59	646,078.62	7.442	80.86	86.82	80.86	639
700,000.01 - 800,000.00	15	10,979,415.81	2.00	731,961.05	7.536	80.63	81.92	80.63	616
800,000.01 - 900,000.00	11	9,268,305.59	1.69	842,573.24	7.781	83.54	83.54	83.54	628
900,000.01 - 1,000,000.00	3	2,973,136.62	0.54	991,045.54	6.092	65.00	65.00	65.00	665
1,000,000.01 - 1,100,000.00	3	3,211,892.19	0.59	1,070,630.73	6.238	80.00	85.73	80.00	653
1,100,000.01 - 1,200,000.00	4	4,791,948.60	0.87	1,197,987.15	7.126	77.29	77.29	77.29	646
1,200,000.01 - 1,246,997.09	2	2,461,997.09	0.45	1,230,998.55	6.768	71.10	71.10	71.10	609
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

The average loan balance of the mortgage loans as of the cut-off date was $269,867.97.

Gross Mortgage Rates of the Group 2 Mortgage Loans at Origination
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.525 - 6.000	39	20,492,935.67	3.73	525,459.89	5.880	72.05	81.77	72.05	698
6.001 - 6.500	97	45,019,571.72	8.20	464,119.30	6.288	77.51	87.62	77.51	663
6.501 - 7.000	161	59,548,564.35	10.85	369,866.86	6.820	80.77	91.83	80.77	652
7.001 - 7.500	180	63,940,296.21	11.65	355,223.87	7.274	80.97	92.52	80.97	638
7.501 - 8.000	207	67,108,070.19	12.23	324,193.58	7.785	82.40	90.18	82.40	619
8.001 - 8.500	347	82,739,608.14	15.07	238,442.67	8.275	83.28	86.68	83.28	593
8.501 - 9.000	406	93,694,410.19	17.07	230,774.41	8.789	85.62	87.21	85.62	583
9.001 - 9.500	238	49,038,472.81	8.93	206,044.00	9.286	86.22	87.66	86.22	575
9.501 - 10.000	195	34,880,414.31	6.35	178,873.92	9.782	86.30	86.91	86.30	575
10.001 - 10.500	81	16,318,615.35	2.97	201,464.39	10.248	86.06	86.64	86.06	580
10.501 - 11.000	46	8,825,078.56	1.61	191,849.53	10.716	92.68	93.10	92.68	594
11.001 - 11.500	21	4,429,512.94	0.81	210,929.19	11.279	90.78	91.31	90.78	586
11.501 - 12.000	13	2,534,873.39	0.46	194,990.26	11.720	88.62	88.62	88.62	566
12.001 - 12.150	3	341,036.71	0.06	113,678.90	12.131	86.96	88.47	86.96	536
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

The weighted-average gross mortgage rate of the mortgage loans as of the cut-off date was 8.103%.

Original Term to Maturity of the Group 2 Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
120 - 240	43	4,671,321.84	0.85	108,635.39	8.543	72.26	72.26	72.26	584
241 - 360	1,991	544,240,138.70	99.15	273,350.15	8.099	83.01	88.72	83.01	613
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 359 months.

Remaining Term to Maturity of the Group 2 Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
115 - 120	2	321,279.34	0.06	160,639.67	8.464	63.65	63.65	63.65	591
121 - 180	29	3,068,403.44	0.56	105,807.02	8.678	73.75	73.75	73.75	574
181 - 240	12	1,281,639.06	0.23	106,803.26	8.239	70.85	70.85	70.85	606
241 - 300	4	376,798.36	0.07	94,199.59	9.810	79.17	79.17	79.17	556
301 - 358	1,987	543,863,340.34	99.08	273,710.79	8.098	83.01	88.73	83.01	613
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 355 months.

Seasoning of the Group 2 Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2-6	2,003	541,460,073.63	98.64	270,324.55	8.093	82.78	88.48	82.78	613
7-9	31	7,451,386.91	1.36	240,367.32	8.794	92.41	95.98	92.41	592
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

The weighted-average seasoning of the mortgage loans as of the cut-off date was 4 months.

Combined Loan-To-Value Ratio of the Group 2 Mortgage Loans at Origination(1)
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
12.26 - 15.00	1	82,866.47	0.02	82,866.47	9.125	12.26	12.26	12.26	572
20.01 - 25.00	2	641,886.89	0.12	320,943.45	6.548	24.30	24.30	24.30	743
25.01 - 30.00	3	470,842.67	0.09	156,947.56	9.557	26.77	26.77	26.77	536
30.01 - 35.00	4	349,121.80	0.06	87,280.45	9.395	33.32	33.32	33.32	539
35.01 - 40.00	7	614,888.62	0.11	87,841.23	9.031	38.63	38.63	38.63	543
40.01 - 45.00	12	2,784,023.03	0.51	232,001.92	7.362	43.92	44.28	43.92	639
45.01 - 50.00	15	4,056,105.99	0.74	270,407.07	7.411	48.10	51.15	48.10	602
50.01 - 55.00	18	4,571,297.31	0.83	253,960.96	6.905	52.20	52.20	52.20	675
55.01 - 60.00	21	4,177,008.79	0.76	198,905.18	7.381	58.81	58.81	58.81	627
60.01 - 65.00	52	14,879,319.41	2.71	286,140.76	7.702	63.13	66.09	63.13	607
65.01 - 70.00	72	15,756,052.29	2.87	218,834.06	8.405	68.61	68.61	68.61	566
70.01 - 75.00	107	26,730,006.44	4.87	249,813.14	8.198	73.54	73.54	73.54	587
75.01 - 80.00	685	201,839,632.11	36.77	294,656.40	7.442	79.83	94.38	79.83	638
80.01 - 85.00	212	58,552,359.70	10.67	276,190.38	8.247	84.35	84.71	84.35	588
85.01 - 90.00	521	132,976,926.10	24.23	255,234.02	8.559	89.69	90.15	89.69	592
90.01 - 95.00	257	68,865,500.12	12.55	267,959.14	8.797	94.76	95.29	94.76	614
95.01 - 100.00	45	11,563,622.80	2.11	256,969.40	10.498	100.00	100.00	100.00	617
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 82.92%.
(1)	Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value

Fully Combined Loan-To-Value Ratio of the Group 2 Mortgage Loans at Origination(1)
Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
12.26 - 15.00	1	82,866.47	0.02	82,866.47	9.125	12.26	12.26	12.26	572
20.01 - 25.00	2	641,886.89	0.12	320,943.45	6.548	24.30	24.30	24.30	743
25.01 - 30.00	3	470,842.67	0.09	156,947.56	9.557	26.77	26.77	26.77	536
30.01 - 35.00	4	349,121.80	0.06	87,280.45	9.395	33.32	33.32	33.32	539
35.01 - 40.00	7	614,888.62	0.11	87,841.23	9.031	38.63	38.63	38.63	543
40.01 - 45.00	11	2,269,023.03	0.41	206,274.82	7.637	43.72	43.72	43.72	602
45.01 - 50.00	13	3,107,611.13	0.57	239,047.01	7.690	47.73	48.05	47.73	619
50.01 - 55.00	19	5,119,646.49	0.93	269,455.08	6.808	51.52	52.31	51.52	687
55.01 - 60.00	23	5,092,154.47	0.93	221,398.02	7.241	57.03	58.66	57.03	612
60.01 - 65.00	46	12,682,529.17	2.31	275,707.16	7.873	62.92	62.92	62.92	591
65.01 - 70.00	72	15,756,052.29	2.87	218,834.06	8.405	68.61	68.61	68.61	566
70.01 - 75.00	108	27,345,154.52	4.98	253,195.88	8.149	73.35	73.51	73.35	591
75.01 - 80.00	214	54,702,998.38	9.97	255,621.49	8.066	79.26	79.38	79.26	582
80.01 - 85.00	207	57,007,152.85	10.39	275,396.87	8.251	84.36	84.36	84.36	589
85.01 - 90.00	494	126,764,446.18	23.09	256,608.19	8.545	89.63	89.67	89.63	593
90.01 - 95.00	244	63,923,623.49	11.65	261,982.06	8.726	94.30	94.70	94.30	614
95.01 - 100.00	566	172,981,462.09	31.51	305,620.96	7.565	82.25	99.92	82.25	651
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

The weighted-average Fully Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 88.58%.
(1)	Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value

Effective Loan-To-Value Ratio of the Group 2 Mortgage Loans at Origination(1)
Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
12.26 - 15.00	1	82,866.47	0.02	82,866.47	9.125	12.26	12.26	12.26	572
20.01 - 25.00	2	641,886.89	0.12	320,943.45	6.548	24.30	24.30	24.30	743
25.01 - 30.00	3	470,842.67	0.09	156,947.56	9.557	26.77	26.77	26.77	536
30.01 - 35.00	4	349,121.80	0.06	87,280.45	9.395	33.32	33.32	33.32	539
35.01 - 40.00	7	614,888.62	0.11	87,841.23	9.031	38.63	38.63	38.63	543
40.01 - 45.00	12	2,784,023.03	0.51	232,001.92	7.362	43.92	44.28	43.92	639
45.01 - 50.00	15	4,056,105.99	0.74	270,407.07	7.411	48.10	51.15	48.10	602
50.01 - 55.00	18	4,571,297.31	0.83	253,960.96	6.905	52.20	52.20	52.20	675
55.01 - 60.00	21	4,177,008.79	0.76	198,905.18	7.381	58.81	58.81	58.81	627
60.01 - 65.00	52	14,879,319.41	2.71	286,140.76	7.702	63.13	66.09	63.13	607
65.01 - 70.00	72	15,756,052.29	2.87	218,834.06	8.405	68.61	68.61	68.61	566
70.01 - 75.00	107	26,730,006.44	4.87	249,813.14	8.198	73.54	73.54	73.54	587
75.01 - 80.00	685	201,839,632.11	36.77	294,656.40	7.442	79.83	94.38	79.83	638
80.01 - 85.00	212	58,552,359.70	10.67	276,190.38	8.247	84.35	84.71	84.35	588
85.01 - 90.00	521	132,976,926.10	24.23	255,234.02	8.559	89.69	90.15	89.69	592
90.01 - 95.00	257	68,865,500.12	12.55	267,959.14	8.797	94.76	95.29	94.76	614
95.01 - 100.00	45	11,563,622.80	2.11	256,969.40	10.498	100.00	100.00	100.00	617
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

The weighted-average Effective loan-to-value ratio of the mortgage loans as of the cut-off date was 82.92%.
(1)	Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Occupancy Type of the Group 2 Mortgage Loans at Origination
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	1,904	526,241,176.57	95.87	276,387.17	8.062	82.89	88.79	82.89	613
Investor	122	20,772,556.79	3.78	170,266.86	9.124	83.76	83.93	83.76	606
Second Home	8	1,897,727.18	0.35	237,215.90	8.204	80.24	83.18	80.24	667
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

Property Types of the Group 2 Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	1,508	398,257,412.44	72.55	264,096.43	8.085	82.75	87.84	82.75	610
PUD	259	77,562,417.73	14.13	299,468.79	8.082	82.40	88.71	82.40	616
Condominium	166	39,971,014.24	7.28	240,789.24	8.363	85.02	93.05	85.02	628
Two to Four Family	101	33,120,616.13	6.03	327,926.89	8.050	83.54	91.88	83.54	613
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

Loan Purpose of the Group 2 Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Cash-Out Refinance	1,123	294,376,728.82	53.63	262,134.22	8.296	82.27	82.87	82.27	591
Purchase	772	219,599,432.72	40.01	284,455.22	7.910	84.30	97.01	84.30	640
Rate/Term Refinance	139	34,935,299.00	6.36	251,333.09	7.681	79.63	83.74	79.63	622
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

Documentation of the Group 2 Mortgage Loans at Origination
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Full	1,513	378,721,051.34	68.99	250,311.34	7.958	82.17	86.83	82.17	605
Stated	351	114,811,178.76	20.92	327,097.38	8.642	85.23	92.27	85.23	635
Limited	170	55,379,230.44	10.09	325,760.18	7.973	83.17	92.97	83.17	617
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

Lien Position of the Group 2 Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

Index of the Group 2 Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	1,274	403,974,567.17	100.00	317,091.50	8.091	83.71	90.96	83.71	613
Total:	1,274	403,974,567.17	100.00	317,091.50	8.091	83.71	90.96	83.71	613

Prepayment Penalty Status of the Group 2 Mortgage Loans at Origination
Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
No Prepayment Penalty	734	184,195,230.05	33.56	250,947.18	8.506	83.36	87.61	83.36	603
Has Prepayment Penalty	1,300	364,716,230.49	66.44	280,550.95	7.899	82.69	89.07	82.69	617
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

Prepayment Penalty Term of the Group 2 Mortgage Loans at Origination
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	734	184,195,230.05	33.56	250,947.18	8.506	83.36	87.61	83.36	603
12	99	35,608,721.53	6.49	359,684.06	8.340	82.82	89.68	82.82	617
24	703	214,368,630.71	39.05	304,934.04	7.887	83.43	91.86	83.43	616
30	1	167,888.97	0.03	167,888.97	9.875	90.00	90.00	90.00	571
36	497	114,570,989.28	20.87	230,525.13	7.780	81.26	83.67	81.26	620
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

Geographic Concentration of the Group 2 Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	475	213,197,684.08	38.84	448,837.23	7.524	81.41	89.17	81.41	633
Florida	307	72,757,029.21	13.25	236,993.58	8.361	83.65	90.85	83.65	614
Illinois	161	39,973,783.88	7.28	248,284.37	8.475	83.46	86.78	83.46	600
New York	85	29,356,624.41	5.35	345,372.05	7.941	83.01	89.90	83.01	621
Maryland	72	21,716,093.48	3.96	301,612.41	8.073	83.20	86.06	83.20	595
New Jersey	68	21,666,826.06	3.95	318,629.80	8.439	83.90	86.74	83.90	597
Texas	147	19,664,749.55	3.58	133,773.81	8.925	84.31	87.14	84.31	586
Arizona	76	16,592,573.10	3.02	218,323.33	8.489	83.15	91.46	83.15	606
Washington	34	11,047,620.71	2.01	324,930.02	8.094	81.14	85.39	81.14	595
Pennsylvania	61	9,894,800.26	1.80	162,209.84	8.768	85.21	85.56	85.21	579
Connecticut	25	7,443,383.79	1.36	297,735.35	8.021	81.24	87.10	81.24	603
Wisconsin	46	6,344,283.42	1.16	137,919.20	9.227	89.12	89.73	89.12	582
Louisiana	50	6,019,453.00	1.10	120,389.06	9.067	85.65	86.62	85.65	575
Massachusetts	22	6,016,856.84	1.10	273,493.49	8.508	79.36	80.66	79.36	596
Nevada	23	5,672,570.90	1.03	246,633.52	8.037	79.44	89.36	79.44	614
Colorado	19	5,410,946.96	0.99	284,786.68	8.005	83.84	88.50	83.84	601
Utah	22	5,111,967.54	0.93	232,362.16	8.711	84.33	88.94	84.33	580
Missouri	33	4,688,120.47	0.85	142,064.26	9.229	85.79	87.33	85.79	556
Michigan	34	4,218,215.80	0.77	124,065.17	9.203	86.45	87.28	86.45	567
Ohio	32	4,117,781.29	0.75	128,680.67	9.222	88.28	88.47	88.28	564
North Carolina	26	3,548,651.49	0.65	136,486.60	8.658	84.33	84.45	84.33	585
New Mexico	18	3,438,810.38	0.63	191,045.02	9.454	85.71	85.71	85.71	592
Minnesota	15	3,414,731.63	0.62	227,648.78	8.372	86.99	86.99	86.99	593
South Carolina	22	3,144,821.79	0.57	142,946.45	8.659	84.30	85.83	84.30	572
Oregon	12	2,935,684.30	0.53	244,640.36	8.027	85.35	91.41	85.35	601
Tennessee	18	2,299,325.78	0.42	127,740.32	9.127	87.02	87.41	87.02	578
Georgia	14	2,111,459.88	0.38	150,818.56	8.849	84.37	84.37	84.37	558
Iowa	18	1,994,764.26	0.36	110,820.24	9.391	90.16	92.36	90.16	584
Hawaii	4	1,908,480.33	0.35	477,120.08	8.483	94.60	94.60	94.60	636
Alabama	14	1,902,367.47	0.35	135,883.39	8.932	84.58	86.95	84.58	572
Oklahoma	16	1,819,483.96	0.33	113,717.75	8.701	87.89	89.16	87.89	587
Mississippi	11	1,395,501.00	0.25	126,863.73	9.000	84.51	84.51	84.51	590
Kentucky	8	1,042,908.54	0.19	130,363.57	8.624	78.60	78.60	78.60	581
Indiana	9	975,497.60	0.18	108,388.62	9.222	86.23	86.23	86.23	585
Idaho	5	918,363.63	0.17	183,672.73	9.526	90.31	92.74	90.31	569
Alaska	5	914,264.73	0.17	182,852.95	8.985	76.32	76.32	76.32	556
Kansas	5	798,032.81	0.15	159,606.56	9.745	90.46	92.34	90.46	571
Delaware	4	786,765.82	0.14	196,691.46	9.391	83.82	83.82	83.82	566
Nebraska	5	674,392.57	0.12	134,878.51	8.321	87.60	91.97	87.60	585
Arkansas	5	582,415.21	0.11	116,483.04	9.356	88.04	90.04	88.04	592
New Hampshire	2	429,470.10	0.08	214,735.05	7.944	76.40	91.75	76.40	606
Maine	2	302,230.92	0.06	151,115.46	8.351	88.60	88.60	88.60	591
North Dakota	1	282,467.00	0.05	282,467.00	8.575	90.00	90.00	90.00	559
Rhode Island	1	187,714.99	0.03	187,714.99	7.050	80.00	100.00	80.00	647
Wyoming	1	117,335.53	0.02	117,335.53	8.250	95.00	95.00	95.00	621
Montana	1	74,154.07	0.01	74,154.07	8.125	66.52	66.52	66.52	657
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

Mortgage Insurance Coverage of the Group 2 Mortgage Loans
Mortgage Insurance Coverage %	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

Credit Score of the Group 2 Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
500 - 524	167	34,748,974.01	6.33	208,077.69	8.989	76.82	77.46	76.82	513
525 - 549	262	55,620,002.39	10.13	212,290.09	8.850	81.19	81.33	81.19	537
550 - 574	309	64,047,673.52	11.67	207,274.02	8.801	84.06	84.42	84.06	561
575 - 599	250	62,946,519.94	11.47	251,786.08	8.730	85.94	86.53	85.94	587
600 - 624	366	108,061,521.40	19.69	295,250.06	8.147	86.11	91.00	86.11	611
625 - 649	290	87,053,953.54	15.86	300,186.05	7.725	84.11	93.60	84.11	637
650 - 674	201	62,952,968.32	11.47	313,198.85	7.345	82.04	95.28	82.04	660
675 - 699	90	31,089,234.40	5.66	345,435.94	7.346	81.35	94.39	81.35	687
700 - 724	43	16,544,245.80	3.01	384,749.90	6.894	78.49	90.17	78.49	710
725 - 749	28	12,231,351.41	2.23	436,833.98	6.749	77.21	91.21	77.21	736
750 - 774	17	7,250,643.68	1.32	426,508.45	6.892	78.77	86.09	78.77	762
775 - 799	8	4,968,300.27	0.91	621,037.53	6.264	65.01	66.95	65.01	785
800 - 815	3	1,396,071.86	0.25	465,357.29	6.029	54.82	55.54	54.82	803
	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612
The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 612.

Debt-To-Income Ratio of the Group 2 Mortgage Loans at Origination
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
N/A	1	178,042.13	0.03	178,042.13	8.050	80.00	80.00	80.00	670
0.01 - 10.00	23	7,514,544.56	1.37	326,719.33	7.883	83.93	86.39	83.93	614
10.01 - 20.00	69	18,162,858.79	3.31	263,229.84	8.155	79.09	83.74	79.09	612
20.01 - 30.00	235	47,882,854.92	8.72	203,756.83	8.220	82.51	86.30	82.51	613
30.01 - 40.00	538	133,570,345.71	24.33	248,272.02	8.010	83.19	89.51	83.19	616
40.01 - 50.00	1,092	324,524,463.48	59.12	297,183.57	8.122	83.87	89.95	83.87	613
50.01 - 55.00	76	17,078,350.95	3.11	224,715.14	8.161	67.45	67.94	67.45	581
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 40.66%.

Gross Margin of the Group 2 Adjustable-Rate Mortgage Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.250 - 2.500	1	195,200.00	0.05	195,200.00	7.000	80.00	100.00	80.00	614
4.001 - 4.500	107	31,211,781.65	7.73	291,698.89	8.434	82.99	87.11	82.99	599
4.501 - 5.000	11	3,009,924.99	0.75	273,629.54	8.456	88.60	88.60	88.60	577
5.001 - 5.500	10	1,730,483.78	0.43	173,048.38	8.988	77.63	77.63	77.63	523
5.501 - 6.000	1,141	366,703,463.61	90.77	321,387.79	8.058	83.74	91.36	83.74	615
6.501 - 7.000	1	171,735.55	0.04	171,735.55	7.000	80.00	100.00	80.00	605
7.001 - 7.125	3	951,977.59	0.24	317,325.86	7.170	89.36	91.79	89.36	611
Total:	1,274	403,974,567.17	100.00	317,091.50	8.091	83.71	90.96	83.71	613

The weighted-average gross margin of the adjustable rate mortgage loans as of the cut-off date was 5.875%.

 Months to Next Rate Adjustment Date of the Group 2 Adjustable-Rate Mortgage Loans
Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
15 - 18	26	8,500,636.54	2.10	326,947.56	8.606	91.85	95.87	91.85	595
19 - 24	889	278,489,455.99	68.94	313,261.48	8.096	83.40	91.64	83.40	614
25 - 30	21	5,830,282.40	1.44	277,632.50	8.300	89.90	95.42	89.90	618
31 - 36	337	110,958,992.24	27.47	329,255.17	8.030	83.52	88.63	83.52	613
55 - 57	1	195,200.00	0.05	195,200.00	7.000	80.00	100.00	80.00	614
Total:	1,274	403,974,567.17	100.00	317,091.50	8.091	83.71	90.96	83.71	613

The weighted-average months to next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was 24

Maximum Mortgage Rate of the Group 2 Adjustable-Rate Mortgage Loans
Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.525 - 12.000	24	10,675,053.14	2.64	444,793.88	5.851	80.94	96.99	80.94	659
12.001 - 12.500	70	31,575,996.91	7.82	451,085.67	6.308	79.57	93.30	79.57	649
12.501 - 13.000	128	47,161,577.84	11.67	368,449.83	6.832	80.74	93.61	80.74	654
13.001 - 13.500	141	53,626,163.47	13.27	380,327.40	7.286	81.06	94.44	81.06	642
13.501 - 14.000	158	55,621,250.22	13.77	352,033.23	7.781	82.18	91.10	82.18	622
14.001 - 14.500	190	57,445,785.69	14.22	302,346.24	8.273	83.71	88.44	83.71	595
14.501 - 15.000	215	64,452,967.36	15.95	299,781.24	8.793	85.54	87.68	85.54	583
15.001 - 15.500	132	35,302,664.43	8.74	267,444.43	9.282	87.81	89.47	87.81	580
15.501 - 16.000	105	22,969,213.46	5.69	218,754.41	9.769	88.10	89.03	88.10	581
16.001 - 16.500	57	12,832,158.09	3.18	225,125.58	10.241	87.98	88.72	87.98	587
16.501 - 17.000	30	6,768,094.38	1.68	225,603.15	10.687	94.49	95.03	94.49	604
17.001 - 17.500	17	3,680,418.74	0.91	216,495.22	11.280	89.83	90.47	89.83	585
17.501 - 18.000	4	1,522,186.73	0.38	380,546.68	11.731	90.95	90.95	90.95	578
18.001 - 18.150	3	341,036.71	0.08	113,678.90	12.131	86.96	88.47	86.96	536
Total:	1,274	403,974,567.17	100.00	317,091.50	8.091	83.71	90.96	83.71	613

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 14.091%.

Minimum Mortgage Rate of the Group 2 Adjustable-Rate Mortgage Loans
Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
6.000 - 6.000	23	10,479,853.14	2.59	455,645.79	5.830	80.96	96.93	80.96	660
6.001 - 6.500	70	31,575,996.91	7.82	451,085.67	6.308	79.57	93.30	79.57	649
6.501 - 7.000	127	47,051,652.16	11.65	370,485.45	6.832	80.68	93.61	80.68	653
7.001 - 7.500	143	53,931,289.15	13.35	377,141.88	7.283	81.11	94.45	81.11	642
7.501 - 8.000	158	55,621,250.22	13.77	352,033.23	7.781	82.18	91.10	82.18	622
8.001 - 8.500	190	57,445,785.69	14.22	302,346.24	8.273	83.71	88.44	83.71	595
8.501 - 9.000	215	64,452,967.36	15.95	299,781.24	8.793	85.54	87.68	85.54	583
9.001 - 9.500	132	35,302,664.43	8.74	267,444.43	9.282	87.81	89.47	87.81	580
9.501 - 10.000	105	22,969,213.46	5.69	218,754.41	9.769	88.10	89.03	88.10	581
10.001 - 10.500	57	12,832,158.09	3.18	225,125.58	10.241	87.98	88.72	87.98	587
10.501 - 11.000	30	6,768,094.38	1.68	225,603.15	10.687	94.49	95.03	94.49	604
11.001 - 11.500	17	3,680,418.74	0.91	216,495.22	11.280	89.83	90.47	89.83	585
11.501 - 12.000	4	1,522,186.73	0.38	380,546.68	11.731	90.95	90.95	90.95	578
12.001 - 12.150	3	341,036.71	0.08	113,678.90	12.131	86.96	88.47	86.96	536
Total:	1,274	403,974,567.17	100.00	317,091.50	8.091	83.71	90.96	83.71	613

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 8.096%.

Initial Periodic Cap of the Group 2 Adjustable-Rate Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.000	1,273	403,779,367.17	99.95	317,187.25	8.092	83.71	90.96	83.71	613
5.000	1	195,200.00	0.05	195,200.00	7.000	80.00	100.00	80.00	614
Total:	1,274	403,974,567.17	100.00	317,091.50	8.091	83.71	90.96	83.71	613

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 2.001%

Subsequent Periodic Cap of the Group 2 Adjustable-Rate Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	1,273	403,779,367.17	99.95	317,187.25	8.092	83.71	90.96	83.71	613
2.000	1	195,200.00	0.05	195,200.00	7.000	80.00	100.00	80.00	614
Total:	1,274	403,974,567.17	100.00	317,091.50	8.091	83.71	90.96	83.71	613

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.000%

Interest Only Term of the Group 2 Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,669	403,363,075.62	73.48	241,679.49	8.418	83.16	86.35	83.16	599
60	365	145,548,384.92	26.52	398,762.70	7.229	82.23	94.78	82.23	649
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

Historical Delinquency of the Group 2 Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612
Total:	2,034	548,911,460.54	100.00	269,867.97	8.103	82.92	88.58	82.92	612

Rating Agency Contacts

Standard & Poor’s	Michael Valente 212-438-2555

Moody’s	Cecilia Lam 415-274-1727